UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SEC
TI
ON 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
ARISTA NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDERS OF ARISTA NETWORKS, INC.:

The 2026 annual meeting of stockholders (the “Annual Meeting”) of Arista Networks, Inc., a Delaware corporation, will be held on Friday, May 29, 2026 at 11:00 a.m. Pacific Time. The Annual Meeting will be conducted in a virtual format to provide convenience to our stockholders and enable increased stockholder participation. You will be able to attend the Annual Meeting online and submit your questions during the meeting at www.virtualshareholdermeeting.com/ANET2026. To access the virtual meeting, you will need to enter the control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

Our board of directors has fixed the close of business on April 2, 2026 as the record date for the Annual Meeting or any postponement, adjournment or continuation thereof. Only stockholders of record at the close of business on April 2, 2026 are entitled to notice of and to vote at the Annual Meeting or any postponement, adjournment or continuation thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending the Annual Meeting as a stockholder, you must follow the instructions set forth on page 13 of the accompanying proxy statement.

On or about April 16, 2026, we expect to mail to our stockholders the Notice, which provides instructions on how to access our proxy statement for the Annual Meeting and our annual report to stockholders, how to vote online or by telephone, and how to receive a paper copy of the proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Arista Networks, Inc. and look forward to either greeting you virtually at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

JAYSHREE ULLAL
Chief Executive Officer and Chairperson
Santa Clara, California
April 16, 2026

2026 PROXY STATEMENT	i

ii

 2026 PROXY STATEMENT SUMMARY

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2026 annual meeting of stockholders of Arista Networks, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “Arista”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). Our principal executive offices are located at 5453 Great America Parkway, Santa Clara, California 95054. This summary highlights information contained in this proxy statement. We encourage you to read the entire proxy statement for more information prior to voting.

Proposals and Board Recommendations

1

Proposal for your Vote: Page 44

Elect three Class III directors to serve until the 2029 annual meeting of stockholders

Board Voting Recommendation:

FOR the election of Lewis Chew, Greg Lavender and Mark B. Templeton

2	Proposal for your Vote: Page 45 Advisory vote to approve our named executive officer compensation Board Voting Recommendation: FOR
3	Proposal for your Vote: Page 46 Ratification of the appointment of Ernest & Young LLP as our independent registered public accounting firm Board Voting Recommendation: FOR

Director Nominees

Name and Occupation	Age	Director Since	Independent	Committees

Lewis Chew, Director	63	2021		Audit

Greg Lavender, Director	65	2025		Audit

Mark B. Templeton, Director	73	2017		Compensation

2026 PROXY STATEMENT	1

2025 Business Highlights

2025 Achievements

•	Revenue for our fiscal year 2025 was $9.006 billion, an increase of 28.6% compared to fiscal year 2024.

•

Arista unveiled the R4 series platforms for AI, data center, and routed backbone deployment, which are built to deliver high performance, low AI job completion times, low power consumption, and integrated security, while helping customers reduce total cost of ownership.

•

Arista introduced innovations for massive scale campus mobility, including the Arista Virtual Ethernet Segment with Proxy ARP (Arista VESPA), which enables customers to deploy large-scale WLAN mobility domains.

•

Arista’s AVA (Autonomous Virtual Assistant) was extended with additional agentic AI capabilities for use cases such as multi-domain event correlation, continuous monitoring, and network troubleshooting.

•

Arista launched cognitive campus switches for the industrial edge, which bring the power, reliability, and operational simplicity of our Extensible Operating System (“EOS”) to demanding industrial or outdoor environments.

•

Arista engaged with industry leaders to deliver Ethernet for Scale-Up Networks (ESUN), which was unveiled at the OCP Global Summit in October 2025 as an OCP workstream committed to the goal of open standards-based solutions for scale-up AI networking.

•

Arista announced AI agents to streamline network operations with the combined power of open standards like MCP and the robust data and programmability of Arista’s EOS and NetDL. These agents empower organizations to more efficiently build, manage, and secure modern networks.

•

Arista acquired the VeloCloud® SD-WAN Portfolio from Broadcom. VeloCloud enables customers to securely and efficiently interconnect data centers and distributed campus/branch offices while complementing Arista’s existing portfolio.

•

Arista expanded its executive ranks when Todd Nightingale was appointed President and Chief Operating Officer, Kenneth Duda was promoted to President and Chief Technology Officer, and Tyson Lamoreaux was appointed Senior Vice President of Cloud and AI Networking.

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Board of Directors Snapshot

The following tables set forth information as of April 2, 2026, for each of our directors with terms expiring at the Annual Meeting and for each of the continuing members of our board of directors:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING/DIRECTOR NOMINEES

						BOARD COMMITTEES
Name	Class	Age	Director Since	Current Term Expires	Expiration of Term for Which Nominated	Audit	Comp	Nom. & Gov	Independent

Lewis Chew (Director Nominee)	III	63	2021	2026	2029	CHAIR			✓

Greg Lavender (Director Nominee)	III	65	2025	2026	2029	+			✓

Mark B. Templeton (Director Nominee)	III	73	2017	2026	2029		+		✓

CONTINUING DIRECTORS

					BOARD COMMITTEES
Name	Class	Age	Director Since	Current Term Expires	Audit	Comp	Nom. & Gov	Independent

Kelly Battles	I	59	2020	2027	+			✓

Charles Giancarlo	II	68	2013	2028		CHAIR		✓

Kenneth Duda	I	54	2023	2027

Daniel Scheinman	II	63	2011	2028		+	CHAIR	✓

Jayshree Ullal	I	65	2008	2027

Yvonne Wassenaar	II	57	2022	2028	+		+	✓

2026 PROXY STATEMENT	3

BOARD SKILLS MATRIX

The following table summarizes the key qualifications, skills and attributes of our director nominees and the continuing members of our board of directors. A mark indicates a specific area of focus or expertise on which our board of directors particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our directors’ biographies describe each director’s background and relevant experience in greater detail.

Industry Expertise Insight in the cloud and software industry to oversee our business and the risks we face.	+	+	+	+	+	+	+	+	+

Senior Leadership Experience in senior leadership positions to analyze, advise and oversee management in decision making, operations and policies.	+	+	+	+	+	+	+	+	+

Financial Knowledge and Expertise Knowledge of financial markets, financing and accounting and financial reporting processes.	+	+		+	+	+	+	+	+

Backgrounds and Experiences Backgrounds and experiences that provide unique perspectives and enhance decision-making.	+	+			+			+

Cybersecurity/Information Security Expertise to oversee cybersecurity, privacy, and information security management.		+	+	+	+				+

Sales, Marketing and Brand Management Sales, marketing and brand management experience to provide expertise and guidance to grow sales and enhance our brand.				+	+		+	+	+

Global/International Experience and Knowledge Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business.	+	+		+	+	+	+	+	+

Governance, Risk Oversight and Compliance Experience in public company corporate governance, risk oversight and management, compliance, policy and creating long term sustainable value.	+	+		+	+	+	+	+	+

Emerging Technologies and Business Models

Experience identifying and developing emerging technologies and business models to advise, analyze and strategize regarding emerging technologies, business models and potential acquisitions disrupting our industry, business and company.

	+	+	+	+	+	+	+	+	+

Human Capital Management Experience attracting and retaining top talent to advise and oversee our people and compensation policies.	+	+	+	+	+	+	+	+	+

Public Company Board Experience Experience to understand the dynamics and operation of a public company and the applicable legal and regulatory landscape and risks.	+	+	+	+	+	+	+	+	+

Corporate Responsibility Experience Experience addressing governance, environmental and social issues, including climate risk.	+			+	+	+	+	+	+

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Our Commitment to Corporate Responsibility

Arista is committed to continued transparency, proactive engagement and consistent communication of our corporate responsibility strategies and programs. Our core competency remains designing, manufacturing and delivering leading software-driven cloud networking solutions. However, Arista is also dedicated to delivering a superior customer experience, increasing stockholder value, serving our communities and creating a workplace where talent is rewarded and can thrive. To maximize our efforts, we continue to focus our corporate programs on key material aspects related to good governance, environmental stewardship, supply chain management, and social responsibility.

We are committed to sound corporate governance principles that we believe serve the best interest of all our stockholders and to maintaining the highest level of professional and ethical standards in the conduct of our business around the world. Our board of directors and senior leadership team recognize the continued importance of striving to meet all our responsibilities. We believe our reputation for integrity and fair dealing is an important component of our success and the personal satisfaction of our employees. We are also dedicated to driving additional progress in initiatives to enhance sustainability, employee engagement and transparency through continuous improvement.

The core values of Arista reflect what is truly important to us as an organization. Arista was founded on the principle of doing things the “Arista Way,” which is to drive for customer success in every aspect of what we do. We build and deliver innovative, high-quality products and services through commitment, innovation and uncompromising focus on customer needs. This includes a commitment to designing, manufacturing and delivering leading software-driven cloud networking solutions in an environmentally and socially responsible manner and our corporate governance practices, such as those listed below, are meant to further our pursuit of the “Arista Way.”

2026 PROXY STATEMENT	5

Arista has robust and comprehensive policies and procedures in place that support honest business conduct and solid business ethics. The full text of several of these policies, including our Code of Ethics and Business Conduct, Corporate Governance Guidelines, and Whistleblower Policy are available in the Governance section of our website at https://investors.arista.com.

Code of Ethics and Business Conduct

Our Code of Ethics and Business Conduct emphasizes the importance of honest business conduct and solid business ethics. Our Code of Ethics and Business Conduct applies to all personnel employed by or engaged to provide services to Arista including, but not limited to, our employees, officers and directors, including our CEO, CFO, and other executive and senior financial officers. Arista provides periodic training on our Code of Ethics and Business Conduct. Our Code of Ethics and Business Conduct addresses, among other things, conflicts of interest, business practices, compliance with laws and regulations, and interacting fairly and respectfully with each other, our customers, partners, suppliers and host communities.

Anti-Corruption Policy

We are committed to complying with applicable international and domestic anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and applicable local laws. Our Anti-Corruption Compliance Policy & Guidelines outline the parameters of what is acceptable and what is not acceptable from an anti-corruption perspective. We have established procedures for conducting due diligence on our partners, manufacturers, suppliers, logistics providers and other third parties that may interact with foreign officials on our behalf.

Whistleblower Policy

Our Whistleblower Policy further supports our governance goals by encouraging transparency, facilitating confidentiality, and providing multiple avenues for employees and non-employees to submit concerns about accounting, auditing or other matters.

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STOCKHOLDER OUTREACH

We regularly evaluate our corporate governance practices against prevailing best practices and emerging and evolving topics identified through stockholder outreach, current literature and corporate governance organizations. We are receptive and responsive to the perspectives of our stockholders as expressed through their engagement with us. As we have in previous years, we again engaged in meaningful, robust and proactive stockholder outreach throughout 2025 and into 2026, with participation by several of our independent directors, including our Lead Independent Director and the Chair of our Compensation Committee, senior leadership, and investor relations team.

These discussions covered a wide variety of topics, including executive compensation, corporate governance, and sustainability. We take our stockholders’ feedback on all matters, including executive compensation, seriously, as discussed further in the section entitled “Board of Directors & Corporate Governance — Stockholder Outreach.” Furthermore, we are committed to meaningful outreach and engagement with our stockholders again in the coming year.

In particular, we understand the importance of stockholder input on our executive compensation, particularly in light of our say-on-pay vote in 2025. As discussed in detail in the section entitled, “Board of Directors & Corporate Governance — Stockholder Outreach — Response to 2025 Say-On-Pay,” members of our board of directors, including the Chair of the Compensation Committee, senior leadership and the investor relations team reached out to our stockholders for input specifically about our executive compensation program. During this focused outreach, we obtained feedback from 18 stockholders, collectively representing over 30% of our shares outstanding, including 10 of our top 25 institutional stockholders. Our Compensation Committee took the feedback from our stockholders seriously when considering the design of our executive compensation programs.

2026 PROXY STATEMENT	7

EXECUTIVE COMPENSATION HIGHLIGHTS

We are committed to aligning executive compensation incentives with the best interests of Arista and our stockholders. Therefore, a significant portion of the direct compensation opportunity for Named Executive Officers (“NEOs”) is variable and “at-risk” because it is contingent on the achievement of defined performance goals. Furthermore, the equity vesting structure for our NEOs requires long service periods before equity awards vest in full, incentivizing retention and a long-term perspective. As discussed further in the section entitled “Executive Compensation,” we believe that our executive compensation program is designed to align executive compensation with performance and promote retention.

As part of designing an effective executive compensation program, we have adopted many compensation-related best practices. The following compensation governance standards in our executive compensation policies and practices are currently in effect:

What We Do	What We Do Not Do

   Annual Review. We perform annual reviews of our executive compensation program.

   Performance-Based Equity. In 2025, we continued to use performance-based equity as a significant part of our compensation program for our NEOs.

   Independence. Our Compensation Committee is made up solely of independent directors and makes all executive compensation decisions.

   Compensation Consultant. Our Compensation Committee engages its own independent compensation consultant to assist with its compensation reviews.

   Stock Ownership Guidelines. To align the long-term interests of our CEO, CFO, and Presidents with those of our stockholders, these executives are required to own specified minimum levels of Company stock.

   Clawback Policy. We may seek the recovery of cash incentive compensation and performance-based equity compensation paid to our executive officers.

   Robust Stockholder Engagement. We engaged in an active, year-round stockholder engagement process where we meet with our stockholders and other key stakeholders to discuss, among other topics, our executive compensation programs.

   Annual Advisory Say-On-Pay. We solicit an advisory vote on executive compensation on an annual basis.

 No Executive-Only Retirement Programs. We do not offer pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers, other than the plans generally available to all employees.

 No Excise Tax Gross-Ups. We do not offer golden parachute tax gross-ups to any of our NEOs or other executive officers.

 No “Single-Trigger” Benefits and Limited “Double-Trigger” Benefits. Potential change in control payments and benefits are limited in nature and are received only in connection with the termination of employment without cause or for good reason in connection with or following a change in control.

 No Equity Award Repricing or Exchange. Awards under our 2014 Equity Incentive Plan (the “2014 Plan”) may not be repriced or exchanged without stockholder approval.

 No Dividends or Distributions. No dividends or distributions are paid with respect to the unvested portion of awards under our 2014 Plan.

8

Arista’s Environmental Policy, ethos, and culture of efficiency and innovation continue to drive our passionate and pragmatic approach to environmental sustainability. Through our Environmental Management System, Arista implements our objectives for achieving pollution prevention, environmental protection and monitoring, environmental sustainability, greenhouse gas (“GHG”) emissions and climate risk management, and ongoing proactive monitoring and continuous improvement in the environmental performance of our operations.

In 2025, Arista’s Science-Based Targets were validated and approved by the Science Based Targets Initiative (“SBTi”), and Arista is now implementing these targets in earnest, with great dedication, with an expanded team to support greater net zero supplier and customer engagement. We continue to lead in transparency, disclosing the results of our third-party verified, comprehensive inventory of Scope 1, 2, and 3 GHG emissions. 2025 was a year of integration and internal capacity building to enhance cross-functional alignment to better serve our customer needs in the age of AI datacenter energy challenges and ever-increasing global resource constraints through further innovations in product energy and resource efficiency. We also convened a cross-functional team to complete an updated climate risk assessment to support enhanced readiness for potential transitional, market and physical risks.

Each new generation of our products demonstrates improved network capacity and energy efficiency for high performance data center installations. This evolution supports reductions in GHG emissions intensity and power consumption for our customers to advance their sustainability goals. In addition, Arista’s new products continue to use power supplies that are rated 80-Plus Platinum or better, which helps reduce the total product power consumption and heat generated from the power supplies.

Arista Product Power Consumption by Generation
Watts Per 100G Bandwith
60
50
40
30
20
10
0
50
36.7
19.4
6
2.7
2
1.25
Gen 1
Gen 2
Gen 3
Gen 4
Gen 5
Gen 6
Gen 7

2026 PROXY STATEMENT	9

We are committed to integrating sustainability in every aspect of our products’ life cycles across the value chain, from the materials and components that make up our products, to the end of life of the product, while meeting Arista customers’ requirements and supporting their sustainability aspirations. For example, our certified recycling partners ensure environmentally responsible disposal in compliance with ISO 14001 standards. We continue to implement Design for Environment principles in our development process with the goal of minimizing the overall adverse environmental impact of our products. Specifically, Arista focuses on reducing material diversity and weight, selecting more environmentally friendly materials, designing for ease of disassembly and recycling, energy efficiency, longevity, upgradeability, and efficient and sustainable packaging.

As such, Arista provides opportunities for our employees to gain necessary and desired skills and knowledge as well as upskill via a library of on-demand classes, webinars and in-person training.

Arista’s employees participate in incentive stock and bonus plans that support our organizational philosophy of allowing employees to share in our performance and success. Our executive compensation program is designed to attract, retain, and reward performance and align incentives with achievement of Arista’s strategic plan and both short- and long-term operating objectives. In accordance with our compensation philosophy established by the Compensation Committee and the board of directors, we believe our executive pay is well aligned with performance, creating a positive relationship between our operational performance and stockholder returns.

10

Arista is all about respect, integrity, innovation, passion, pride, and trust. We conduct employee engagement surveys globally on an annual basis to gather information and feedback from our team members. We use a holistic organization-wide approach to respond to the results of the surveys, analyzing the data for potential actions and positive change that can be taken in the areas of leadership, communication, culture, inclusion, professional development and other areas. Beyond the workplace, the health and wellbeing of our colleagues is among our top priorities and in recognition of this, Arista offers ongoing wellness webinars and quarterly wellness weeks focused on mental, physical and financial health, social activity and professional development.

We strive to build an inclusive culture that encourages, supports and celebrates the voices of all our employees. It fuels our innovation and connects us closer to the customers and communities we serve. We believe that the voices of our employees are the ultimate barometer in evaluating our success. In 2025, Arista was extremely honored and humbled to receive a record number of external recognitions primarily based on enthusiastic employee feedback. These recognitions include:

We are committed to developing a qualified and motivated workforce to power our continued evolution. The health and safety of our employees is among our top priorities. Our policy is to maintain our facilities and run our business operations in a manner that does not jeopardize the occupational health and safety of our employees. We provide necessary and legally required training to employees on safety standards and protocols. Our Global Facilities team continues to proactively work to reduce and eliminate potential risks and ensures compliance with local laws and regulations. To evaluate performance, we regularly measure and monitor workplace safety and implement continuous improvements.

We are aware of how our presence and partnership can positively impact others. Therefore, we are consciously and continuously working to systemically create positive change in our communities by partnering with impactful nonprofits through fundraising and sponsorship activities as well as volunteer events. The Arista Foundation’s giving priorities are aligned with the United Nations’ Sustainable Development Goals and are generally focused on education, hunger, environmental sustainability, and disaster relief. In 2025, we are proud to have:

•

Continued our partnership and support of Arizona State University, including their Technical Upskilling program, providing workforce readiness training and technical certification opportunities.

•

Rapidly hosted an employee fundraiser with matching Arista Foundation support to provide aid for those impacted by the fires in Southern California and the floods in Punjab, India.

•

Planted trees globally through partnerships with a number of nonprofits.

•

Provided over a million meals to people in need through a combination of employee donations and matching Arista Foundation funds as part of our annual Global Giving Drive through our partners, Second Harvest of Silicon Valley, Feeding America, New Hampshire Food Bank, Central Texas Food Bank, Greater Vancouver Food Bank, and Foodbank Australia.

2026 PROXY STATEMENT	11

Through strategic nonprofit partnerships, pro bono work, volunteerism and philanthropy, our corporate responsibility efforts are focused on contributing to the creation of a better world. Going forward, Arista will continue to partner with nonprofit organizations that work to increase the number of individuals having access to education, decrease the number of individuals facing economic barriers and support the communities in which we operate and our employees work and live.

We engage responsibly and proactively with suppliers throughout our global supply chain to conserve resources, save costs, and ensure ethical practices and sustainable sourcing. Our Supply Chain Sustainability Expectations Policy defines explicit requirements designed to reflect industry-leading practices. As a proud member of the Responsible Business Alliance (“RBA”), which strives to develop a global supply chain that consistently operates with social, environmental and economic responsibility, we work to embed RBA practices in our operations.

In accordance with the commitments in our Human Rights Policy, Arista takes measures to continuously ensure the absence of slavery, human trafficking and forced labor in our supply chain and therefore, ensure compliance with the California Transparency in Supply Chains Act, Australian Modern Slavery Act and the UK Modern Slavery Act. We perform supplier risk assessments and encourage our suppliers to adhere to the RBA Code of Conduct, which outlines comprehensive standards across labor practices, health and safety, environmental stewardship, business ethics, and management systems. Furthermore, we continue to be a member of the Responsible Minerals Initiative and have management systems in place to ensure that the components of our products are sourced responsibly.

Arista’s website contains more information on our corporate responsibility programs. We routinely engage with our stockholders to better understand their views, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our corporate website: arista.com.

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 QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Q	How do I vote?		Q	Can I change my vote?
	A	If you are a stockholder of record, you can vote in one of the following ways:		A	Yes. Subject to the voting deadlines noted above, if you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•

by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 28, 2026 (have your proxy card in hand when you visit the website);

•

by toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on May 28, 2026 (have your proxy card in hand when you call);

•

by signing, dating, and returning your proxy card (if you received printed proxy materials); or

•

by attending and voting at the Annual Meeting at www.virtualshareholdermeeting.com/ANET2026. To attend and participate in the Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

•

entering a new vote by Internet or by telephone;

•

returning a later-dated proxy card;

•

notifying the Secretary of Arista Networks, Inc., in writing, at Arista Networks, Inc., 5453 Great America Parkway, Santa Clara, California 95054; or

•

attending and voting at the Annual Meeting at www.virtualshareholdermeeting.com/ANET2026.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

			Q	Who is entitled to vote?
				A	Holders of our common stock as of the close of business on April 2, 2026,

the record date, may vote at the Annual Meeting. As of the record date, there were 1,259,169,438 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

2026 PROXY STATEMENT	13

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

		Q	How do I ask questions during the Annual Meeting?
You will be able to attend the Annual Meeting online and submit your questions during the meeting at

www.virtualshareholdermeeting.com/ANET2026. To access the virtual meeting, you will need to enter the control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and, therefore, will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Q	What is a quorum?	Q	How can I get help if I have trouble checking in or listening to the meeting online?
	A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to		If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support be properly held under our amended and restated bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non- votes are counted as shares present and entitled to vote for purposes of determining a quorum.

number that will be posted on the Virtual Shareholder Meeting log-in page.
		Q	What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Jayshree Ullal, Chantelle Breithaupt and Sean Christofferson have been designated as proxies by our board of directors. When a proxy is properly dated, signed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder contained on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares.
Q	Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting, which will be conducted via a live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the close of business on April 2, 2026 or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting at www.virtualshareholdermeeting.com/ANET2026. To access the virtual meeting, you will need to enter the control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

14

Q	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission

(“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 16, 2026, to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q	How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers and employees.

No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

Q	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP. Absent direction from you, your broker will not have discretion to vote on the election of directors or on the approval, on an advisory basis, of executive compensation of our named executive officers, which are “non-routine” matters.

Q	Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q	How many votes are needed for approval of each proposal?
Proposal One: The election of directors requires a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of stockholder abstention or a broker non-vote (in other words, where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.

2026 PROXY STATEMENT	15

Proposal Two: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are considered shares present and entitled to vote on the subject matter, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal Three: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are considered shares present and entitled to vote on the subject matter, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

16

 BOARD OF DIRECTORS & CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Our board of directors is committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. The full text of our Corporate Governance Guidelines is available in the Governance section of our website at http://investors.arista.com. We believe that good governance leads to high board effectiveness, promotes the long-term interests of our stockholders, strengthens the accountability of the board of directors and management, and improves our standing as a trusted member of the communities we serve.

BOARD EFFECTIVENESS

WORKING DYNAMICS

BOARD OF DIRECTORS STRUCTURE

GOVERNANCE PRACTICES

BOARD OF DIRECTORS COMPOSITION

2026 PROXY STATEMENT	17

Board Composition

Set forth below is biographical information for the nominees and for each of the continuing members of our board of directors. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

NOMINEES FOR DIRECTOR

Lewis Chew Independent Director
Age: 63 Director Since: 2021 Committee(s): Audit (Chair)	Other Current Public Company Boards: ● Cadence Design Systems, Inc. ● Intuitive Surgical, Inc.

Experience

Mr. Chew has served as a member of our board of directors since July 2021. From June 2012 to October 2021, Mr. Chew served as executive vice president and chief financial officer of Dolby Laboratories, Inc., an audio, voice and imaging technology company. From April 2001 to September 2011, Mr. Chew served as senior vice president and chief financial officer of National Semiconductor Corporation, a designer and manufacturer of semiconductor components. Prior to joining National Semiconductor Corporation, Mr. Chew was a partner at KPMG LLP, an accounting firm. Since March 2020, Mr. Chew has served on the board of directors of Cadence Design Systems, Inc., a multinational computational software company, where he is chair of the audit committee, and since April 2024, Mr. Chew has served as a member of the board of directors and chair of the audit committee of Intuitive Surgical, Inc., a leading surgical robotics company. From September 2009 to April 2019, Mr. Chew served as a director of PG&E Corporation, an energy-based holding company, where he served as chair of both the public policy committee and the audit committee. Mr. Chew holds a B.S. in Accounting from the Leavey School of Business at Santa Clara University.

Qualifications

We believe Mr. Chew possesses specific attributes that qualify him to serve as a member of our board of directors. Mr. Chew brings extensive experience in financial reporting, audit and operations as a partner at KPMG LLP and senior executive officer at technology companies like Dolby Laboratories, Inc. In addition, Mr. Chew has valuable financial and audit oversight experience as a board and audit committee member of companies in the technology industry like Cadence Design Systems, Inc. and Intuitive Surgical, Inc.

Key Skills Added to the Board:

Industry Expertise	Senior Leadership	Financial Knowledge and Expertise	Backgrounds/ Experiences	Cybersecurity/ Information Security	Sales, Marketing and Brand Management

Global/ International Experience and Knowledge	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience

18

Greg Lavender Independent Director
Age: 65 Director Since: 2025 Committee(s): Audit	Other Current Public Company Boards: ● Nutanix, Inc.

Experience

Dr. Lavender has served as a member of our board of directors since March 2025. Dr. Lavender is the co-founder and has served as Chief Technology Officer of Confidential Core AI, Inc., a company that addresses data security and agentic safety challenges with AI technology, since August 2025. Dr. Lavender served as the Chief Technology Officer for Intel Corporation, a semiconductor manufacturing company from November 2023 to June 2025. Prior to becoming the Chief Technology Officer at Intel Corporation, Dr. Lavender was the Corporate Chief Technology Officer and Senior Vice President / General Manager of the Software and Advanced Technology Group of Intel Corporation from June 2021 to November 2023. From January 2018 to June 2021, Dr. Lavender, held senior positions, including Senior Vice President and Chief Technology Officer, at VMware, a software development company. Prior to VMware, Dr. Lavender held leadership positions at Citigroup, Cisco Systems and Sun Microsystems. Since September 2025, Dr. Lavender has served on the board of directors of Nutanix, Inc., a hybrid multi-cloud virtual software company. Dr. Lavender also serves as Visiting Industry Fellow in Computer Science at Cambridge University. Before Dr. Lavender’s career in tech began, he was on the faculty of the University of Texas at Austin for 14 years, including three years as Associate Chairman for Academics. Dr. Lavender holds a B.S. in computer science (applied mathematics) from the University of Georgia, and an M.S. in computer science (software engineering) and a Ph.D. in computer science (networking and distributed systems) from Virginia Tech.

Qualifications

We believe Dr. Lavender possesses specific attributes that qualify him to serve as a member of our board of directors. Dr. Lavender brings extensive technological and leadership experience as the former Chief Technology Officer of Intel Corporation and from prior senior leadership roles in technology and finance.

Key Skills Added to the Board:

Industry Expertise	Senior Leadership	Financial Knowledge and Expertise	Backgrounds/ Experiences	Cybersecurity/ Information Security	Sales, Marketing and Brand Management

Global/ International Experience and Knowledge	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience	CR Experience

2026 PROXY STATEMENT	19

Mark B. Templeton Independent Director
Age: 73 Director Since: 2017 Committee(s): Compensation	Other Current Public Company Boards: ● Nutanix, Inc.

Experience

Mr. Templeton has served as a member of our board of directors since June 2017. Mr. Templeton served as the chief executive officer and a member of the board of directors of DigitalOcean, Inc., a cloud computing company from June 2018 to August 2019. Previously, he served as the president and chief executive officer and a member of the board of directors of Citrix Systems, Inc., a global provider of virtualization, mobility management, networking and software as service solutions, from January 1998 until his retirement in October 2015. Since July 2023, Mr. Templeton has served on the board of directors of Nutanix, Inc., a hybrid multi-cloud virtual software company. Mr. Templeton served on the board of directors of Health Catalyst, Inc., a provider of data and analytics technology and services to healthcare organizations, from July 2020 to March 2024. Mr. Templeton served on the board of directors of Equifax, Inc., a consumer credit reporting agency, from February 2008 to November 2018 and Keysight Technologies, Inc., an electronics test and measurement equipment company, from November 2015 to July 2018. Mr. Templeton holds a B.A. in product design from North Carolina State University and an M.B.A. from the Darden School of Business at the University of Virginia.

Qualifications

We believe Mr. Templeton possesses specific attributes that qualify him to serve as a member of our board of directors. Mr. Templeton brings extensive leadership, operations and industry experience from his roles as chief executive officer of DigitalOcean, Inc. and Citrix Systems, Inc., among other leadership positions. In addition, Mr. Templeton has valuable oversight experience at a variety of public companies in the technology industry.

Key Skills Added to the Board:

Industry Expertise	Senior Leadership	Financial Knowledge and Expertise	Sales, Marketing and Brand Management	Global/ International Experience and Knowledge	Governance, Risk Oversight and Compliance

Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience	CR Experience

20

CONTINUING DIRECTORS

Age: 59 Director Since: 2020 Committee(s): Audit Other Current Public Company Boards: ● ThredUp Inc.	Kelly Battles	Independent Director

Experience

Ms. Battles has served as a member of our board of directors since July 2020. Ms. Battles has over 30 years of finance, strategy and operational leadership experience. From July 2020 to January 2022, Ms. Battles served as chief financial officer of Alpha Medical Group, a telemedicine provider, where she has also served as a member of the board of directors since January 2022. From November 2016 to March 2020, Ms. Battles served as chief financial officer of Quora, Inc., a knowledge platform. Ms. Battles also previously served as chief financial officer of Bracket Computing, a cloud computing company, and Host Analytics, Inc., a cloud-based enterprise performance management solutions company. She served as vice president of finance of IronPort Systems, an email and web security company (since acquired by Cisco Systems, Inc.), director of strategy and corporate development group of Hewlett-Packard Company, an information technology company, and as an associate at both McKinsey and Company and JPMorgan Chase and Company earlier in her career. Since December 2025, Ms. Battles has served as a member of the board of directors and chair of the audit committee of ThredUp Inc., an online consignment and thrift store. Ms. Battles also currently serves as an independent board member and audit committee chair of Genesys Cloud Services, Inc., a software company, and Qumulo, Inc., an enterprise-grade unstructured data platform company. Ms. Battles holds a B.S.E. in Operations Research / Systems Management from Princeton University and an M.B.A. from Harvard University.

Qualifications

We believe Ms. Battles possesses specific attributes that qualify her to serve as a member of our board of directors. Ms. Battles brings extensive experience leading financial reporting, audit and operations from her roles as a chief financial officer and finance leader for a number of companies, including Alpha Medical Group, Quora and Bracket Computing. She also has valuable experience as a board member of companies in the technology industry like ThredUp Inc. and Genesys Cloud Services, Inc.

Age: 54 Director Since: 2023 Committee(s): N/A	Kenneth Duda	Director

Experience

Mr. Duda is one of our founders and has served in various roles with us from 2004 to present. Mr. Duda has served as a member of our board of directors since December 2023. Since September 2025, Mr. Duda has served as our President. Since September 2011, Mr. Duda has served as our Chief Technology Officer and Senior Vice President of Software Engineering. From April 1999 to October 2004, Mr. Duda served as chief technology officer of There, Inc., a virtual worlds company. From September 1996 to April 1999, Mr. Duda was leading the software development of the switch kernel for the Gigabit System Business Unit with Cisco Systems, Inc. Mr. Duda holds a B.S. and an M.S. in Computer Science and Electrical Engineering from the Massachusetts Institute of Technology and a Ph.D. in Computer Science from Stanford University.

Qualifications

We believe Mr. Duda possesses specific attributes that qualify him to serve as a member of our board of directors. Mr. Duda brings unparalleled insights as one of our founders, our President and Chief Technology Officer, and as a technological leader and innovator. He has extensive experience in the networking industry and unique operational insight and expertise that he has accumulated as one of our founders and as our President and Chief Technology Officer.

2026 PROXY STATEMENT	21

Age: 68 Director Since: 2013 Committee(s): Compensation (Chair) Other Current Public Company Boards: ● Pure Storage, Inc. ● Zscaler, Inc.	Charles Giancarlo	Independent Director

Experience

Mr. Giancarlo has served as a member of our board of directors since April 2013. Mr. Giancarlo has been chief executive officer and a member of the board of directors of Pure Storage, Inc., a data storage solutions company, since August 2017, and Chairman of the board of directors of Pure Storage, Inc. since September 2018. From January 2008 to October 2015, Mr. Giancarlo served as a managing director of Silver Lake Partners, a private investment firm and served as a senior advisor to the firm until 2015. From May 1993 to December 2007, Mr. Giancarlo served in various positions with Cisco Systems, Inc., most recently as executive vice president and chief development officer. Mr. Giancarlo has also served on the board of directors of Zscaler, Inc., a cloud-based information security company, since November 2016. He previously served as a director of Accenture plc, from November 2008 to February 2019. Mr. Giancarlo holds a B.S. in Electrical Engineering from Brown University, an M.S. in Electrical Engineering from the University of California at Berkeley and an M.B.A. from Harvard University.

Qualifications

We believe Mr. Giancarlo possesses specific attributes that qualify him to serve as a member of our board of directors. He has extensive experience as a venture capital investor from his time with Silver Lake Partners. He also has unparalleled industry insight due to his role at Pure Storage, Inc. Beyond those qualifications, Mr. Giancarlo brings business leadership, management, operations and oversight experience from his executive and board roles at companies in the technology industry.

Age: 63

Director Since: 2011

Committee(s):

Compensation

Nominating and Corporate Governance (Chair)

Lead independent director

Other Current Public
Company Boards:

● Zoom Video

  Communications,

  Inc.

● SentinelOne, Inc.

Daniel Scheinman	Independent Director

Experience

Mr. Scheinman has served as a member of our board of directors since October 2011. Since April 2011, Mr. Scheinman has been an angel investor. From January 1997 to April 2011, Mr. Scheinman served in various capacities with Cisco Systems, Inc., most recently as senior vice president, Cisco Media Solutions Group. Mr. Scheinman has served as a member of the board of directors of Zoom Video Communications, Inc., a cloud-based video communications company, since October 2011, where he is lead director, chair of the audit committee and a member of the compensation committee and SentinelOne, Inc., an autonomous AI endpoint security platform since September 2015, where he is lead independent director, chair of the nominating and corporate governance committee and a member of the compensation committee. He also currently serves on the board of directors of several private companies. Mr. Scheinman holds a B.A. in Politics from Brandeis University and a J.D. from the Duke University School of Law.

Qualifications

We believe Mr. Scheinman possesses specific attributes that qualify him to serve as a member of our board of directors. He has extensive experience in investments and in the legal and technology industries from his time practicing law and with Cisco Systems, Inc. He also brings valuable board leadership experience from his public company board roles at Zoom Video Communications, Inc. and SentinelOne, Inc.

22

Age: 65 Director Since: 2008 Committee(s): N/A Other Current Public Company Boards: ● Snowflake Inc.	Jayshree Ullal	Director

Experience

Ms. Ullal has served as our Chief Executive Officer and a member of our board of directors since October 2008 and as our Chairperson of the Board since December 2023. Ms. Ullal served as our President from October 2008 to September 2025. From September 1993 to May 2008, Ms. Ullal served in various positions at Cisco Systems, Inc., with her last position as senior vice president of data center, switching and services group. Prior to that, Ms. Ullal was a vice president of marketing at Crescendo Communications, Inc., Cisco’s first acquisition in 1993. She has also held various product and engineering positions at Ungermann-Bass, a computer networking company, Advanced Micro Devices, Inc., a semiconductor company, and Fairchild Semiconductor, a semiconductor company. Ms. Ullal has served as a member of the board of directors of Snowflake Inc., a cloud-based data warehousing company since June 2020, where she currently serves as Chair of the Compensation Committee. Ms. Ullal holds a B.S. in Engineering (Electrical) from San Francisco State University and an M.S. in Engineering Management from Santa Clara University. She is a 2013 recipient of the Santa Clara University School of Engineering Distinguished Engineering Alumni Award.

Qualifications

We believe that Ms. Ullal possesses specific attributes that qualify her to serve as a member of our board of directors. Ms. Ullal has unparalleled operational insight and expertise that she has accumulated as our Chief Executive Officer. In addition, she has an extensive background in leadership and technology roles at several semiconductor and network technology companies before joining Arista, as well as board oversight experience as a member of Snowflake Inc.’s board of directors.

Age: 57 Director Since: 2022 Committee(s): Audit Nominating and Corporate Governance Other Current Public Company Boards: ● JFrog, Inc. ● Rubrik, Inc. ● Braze, Inc.	Yvonne Wassenaar	Independent Director

Experience

Ms. Wassenaar has served as a member of our board of directors since July 2022. From January 2019 to May 2022, Ms. Wassenaar served as chief executive officer and member of the board of directors for Puppet, Inc., an information technology company. From June 2017 to May 2025, Ms. Wassenaar served as a member of the board of directors of Forrester Research, Inc., a research company, where she was a member of the audit committee from June 2017 to May 2024 and a member of the compensation committee from May 2024 to May 2025. From November 2019 to June 2022, Ms. Wassenaar served as a member of the board of directors and audit committee of Anaplan, Inc., a cloud-based business planning software company. From June 2017 to September 2018, Ms. Wassenaar served as chief executive officer and member of the board of directors of Airware, Inc., an enterprise drone analytics company. From August 2014 to May 2017, Ms. Wassenaar served as chief information officer for New Relic Inc., an information technology company. Ms. Wassenaar has served as a member of the board of directors and audit committee of Braze, Inc., a marketing automation platform, since June 2024. Ms. Wassenaar has served as a member of the board of directors of JFrog, Inc., a software development company, since September 2022, where she is a member of the compensation committee and chair of the nomination and corporate governance committee. Ms. Wassenaar has served as a member of the board of directors and audit committee of Rubrik, Inc., a cloud data management company, since October 2021. She also currently serves on the board of directors of several private companies. Ms. Wassenaar holds a B.A. in Economics with a specialization in Computing from the University of California, Los Angeles, and an M.B.A. from UCLA Anderson School of Business.

Qualifications

We believe Ms. Wassenaar possesses specific attributes that qualify her to serve as a member of our board of directors. She has extensive executive experience leading software and technology companies at companies like Airware, Inc. and Puppet, Inc. In addition to her business leadership, management and operations experience, Ms. Wassenaar brings valuable oversight experience from her board roles at public and private companies in the technology industry.

2026 PROXY STATEMENT	23

Key Elements of Board Independence at Arista

Our board of directors’ independence enables it to be objective and critical in carrying out its oversight responsibilities. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has made the following determinations:

•	7/9 of the directors are independent: We are committed to maintaining a substantial majority of directors who are independent of the Company and management. Except for our employee directors, all directors are independent.

•	Committee independence: Only independent directors are members of board committees.

•	Executive sessions: Our independent directors meet in executive session at each board and Audit Committee meeting.
•	Lead independent director: Our lead independent director provides leadership to the board of directors and particularly to the independent directors.

•	Independent compensation consultant: The compensation consultant retained by the Compensation Committee is independent of the Company and management.

In making the determination that Mr. Giancarlo is independent, the board of directors considered the fact that Mr. Giancarlo is chief executive officer and a member of the board of directors of Pure Storage, Inc., and we sell products to and purchase products from Pure Storage, Inc. in the ordinary course of business. The board of directors determined that Mr. Giancarlo did not have a direct or indirect material interest in these transactions. Furthermore, payments made to us by Pure Storage, Inc. pursuant to such transactions did not exceed the greater of $1 million or 2% of Pure Storage, Inc.’s consolidated gross revenues in any of the last three fiscal years. As a result, the board of directors concluded that these transactions would not affect Mr. Giancarlo’s independence.

In making the determination that Dr. Lavender is independent, the board of directors considered the Company’s investment in Confidential Core AI, Inc. and the fact that Dr. Lavender is the co-founder of and currently serves as the Chief Technology Officer of Confidential Core AI, Inc. The board of directors determined that Dr. Lavender did not have a direct or indirect material interest in this transaction. Furthermore, payments made by us to Confidential Core AI, Inc. pursuant to such transaction did not exceed the greater of $1 million or 2% of Confidential Core AI, Inc.’s consolidated gross revenues in any of the last three fiscal years. As a result, the board of directors concluded that these transactions would not affect Dr. Lavender’s independence.

Director Commitments

Our board of directors recognizes that all members of our board of directors should dedicate sufficient time and attention to fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, our board of directors considers, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. In addition, prior to recommending a candidate as a nominee for director, the Nominating and Corporate Governance Committee reviews the number of boards that the candidate serves on and considers whether those outside commitments may limit the ability of the candidate to devote sufficient time and attention to board duties.

Our board of directors believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.

24

Board Leadership Structure

We believe that the structure of our board of directors and its committees provides strong overall management of our Company and supports the risk oversight function of the board of directors. Our current Chairperson, Jayshree Ullal, is not independent under the listing standards of the New York Stock Exchange (“NYSE”) as a result of her role as our CEO. Our board of directors reviews this structure annually and believes that Ms. Ullal’s service as our Chairperson is appropriate and is in the best interests of our board of directors, our Company and our stockholders.

Our CEO is responsible for setting the strategic direction of our Company, the general management and operation of the business and the guidance and oversight of senior management. The Chairperson of our board of directors monitors the content, quality and timeliness of information sent to our board of directors and is available for consultation with our board of directors regarding the oversight of our business affairs. Our business is highly complex, with rapidly evolving technology, significant research and development investment, and sophisticated and demanding customers. Ms. Ullal brings essential knowledge and perspective as our CEO since 2008. Therefore, our board of directors believes that Ms. Ullal’s dual roles facilitate the flow of information and communications between the board of directors and management as well as promoting alignment of our strategic direction with the operation of our business.

As discussed in more detail below, our board of directors believes that the responsibilities of our lead independent director appropriately and effectively complement our combined chairperson and chief executive officer structure.

Lead Independent Director

Recognizing the importance of strong independent oversight, our board of directors has appointed Mr. Scheinman to serve as our lead independent director.

While the Chairperson directs the operations of the board of directors and is responsible for the overall management and effective functioning of the board of directors, the lead independent director provides leadership to the board of directors and particularly to the independent directors.

The lead independent director communicates with the CEO, disseminates information to the rest of the board of directors in a timely manner, and raises issues with management on behalf of the outside directors when appropriate. In addition, the lead independent director’s responsibilities include the following:

•	calling meetings of independent directors when necessary and appropriate;

•	being available, when appropriate, for consultation and direct communication with the Company’s stockholders;

•	building a productive relationship between the board of directors and the CEO;
•	ensuring that the board of directors fulfills its oversight responsibilities in Company strategy, risk oversight and succession planning; and

•	performing such other duties as the board of directors may from time to time designate.

Board Structure

Our board of directors is divided into three staggered classes of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. Each class of directors is elected for a three-year term.

2026 PROXY STATEMENT	25

Our board of directors has reviewed this structure, in consultation with the Nominating and Corporate Governance Committee, and believes that it is in the best interests of our company and our stockholders. The structure of our board of directors encourages directors to focus on longer-term objectives, fosters long-term planning, supports the development of important institutional knowledge, strengthens working relationships and protects stockholder value. We operate in a rapidly scaling industry that is intertwined with evolving frontier technologies, which requires the longer-term perspective, institutional knowledge, and strong working relationships that our board structure facilitates. In addition, our board structure helps us recruit highly qualified directors who are willing to commit to our strategic vision.

Board of Directors Evaluation Process

Our board of directors seeks to operate with the highest degree of effectiveness, supporting a dynamic boardroom culture of independent thought and intelligent debate on critical matters. The Nominating and Corporate Governance Committee oversees this process, which is led by the chair of the committee. Our board of directors and committee evaluation process allows for annual assessment of our board of directors practices and the opportunity to identify areas for improvement.

The annual assessment includes an evaluation of:

•	Board structure and composition;

•	Board culture and relationship with management;

•	Information received by the board;

•	Quality of board meetings, board responsibilities and performance;

•	Current topics; and

•	Each committee of the Board.

The following is an overview of the board of directors evaluation process.

BOARD EVALUATION PROCESS		HOW RESULTS ARE USED:

1	Evaluation process discussed at Nominating and Corporate Governance Committee meeting

By the board of directors, to identify skills or expertise that may be used as criteria when the board of directors considers new board candidates

By the board of directors, to identify strengths and areas of opportunity of each board member and to provide insight into how each board member can be most valuable to Arista

By the board of directors, to improve their agenda topics so that the information they receive enables them to effectively address the issues they consider most critical

By the Nominating and Corporate Governance Committee, as part of its annual review of each director’s performance when considering whether to nominate the director for re-election to the board of directors

2	Each board member assesses performance and effectiveness of the board of directors, and as applicable, the committees
3	Board members meet one-on-one with outside counsel to discuss their assessments and to provide feedback
4	Outside counsel shares feedback received with the General Counsel, Nominating and Corporate Governance Committee and the full board
5	The full board reviews and develops plans to take actions based on the results, as appropriate

26

Board of Directors Meetings and Committees

During our fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

As set out in our Corporate Governance Guidelines, we encourage but do not require our directors to attend the annual meeting of stockholders. All of our board members attended our 2025 annual meeting.

NUMBER OF BOARD AND COMMITTEE MEETINGS HELD IN 2025

Our board of directors has three standing committees. Charters describing the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available in the Governance section of our website at http://investors.arista.com. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

AUDIT COMMITTEE	NUMBER OF MEETINGS: 4

Lewis Chew (Chair)	Kelly Battles	Greg Lavender(1)	Yvonne Wassenaar

(1)	Dr. Lavender began serving on the Audit Committee upon his appointment as a director on March 14, 2025.

2026 PROXY STATEMENT	27

KEY RESPONSIBILITIES

•	Providing oversight of our accounting and financial reporting processes and the audit of our financial statements

•

Assisting our board of directors in oversight of (i) the audit and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence, and performance, (iv) our accounting and financial reporting process and internal controls, and (v) the organization and performance of our internal audit function

•

Providing to our board of directors such information and materials as it may deem necessary to make our board of directors aware of significant financial matters that require the attention of our board of directors

•	Preparing the report required by the SEC rules to be included in our proxy statement for the annual meeting of stockholders

•

Reviewing and discussing with management, including our internal audit function, if applicable, and our independent auditor guidelines and policies to identify, monitor, and address enterprises risks, including our investment policies

•

Reviewing and discussing with management the adequacy and monitoring of our compliance programs with respect to legal, ethical, and regulatory requirements, including our Code of Ethics and Business Conduct, compliance with anti-bribery and anti-corruption laws, and compliance with export laws

•	Reviewing periodic reports from management on our internal compliance policies and procedures

•	Reviewing and discussing with management our policies and practices relating to environmental and social responsibility matters

•

Reviewing and discussing with management risks to significant cybersecurity matters and concerns involving the Company, including information security, data privacy, backup of information systems and related regulatory matters and compliance

•	Reviewing the results of the independent audit and quarterly reviews, and the independent auditor’s opinion on the audited financial statements

INDEPENDENCE/QUALIFICATIONS:

•	All committee members are independent under the NYSE listing standards and the heightened independence requirements applicable to Audit Committee members under SEC rules

•

All current committee members are financially literate in accordance with NYSE listing standards. Mr. Chew, Ms. Battles and Ms. Wassenaar qualify as an “Audit Committee financial expert” under SEC rules and have accounting or related financial management expertise in accordance with NYSE listing standards

COMPENSATION COMMITTEE	NUMBER OF MEETINGS: 4

Charles Giancarlo (Chair)	Daniel Scheinman	Mark B. Templeton

KEY RESPONSIBILITIES:

•	Providing oversight of our compensation policies, plans, benefits programs, and overall compensation philosophy

•

Assisting our board of directors in discharging its responsibilities relating to (i) oversight of the compensation of our CEO, and other executive officers, and (ii) approving and evaluating our executive officer compensation plans, policies, and programs

28

•	Administering our equity compensation plans for our employees

•

Reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, and other executive officers, evaluating performance in light thereof, and considering factors related to our performance, including accomplishment of our long-term business and financial goals

•

Evaluating, at least annually, our compensation policies and practices with management to review the relationship between risk management policies and compensation and evaluating compensation policies and practices that could mitigate any such risk

•	Monitoring compliance with our stock ownership guidelines and recommending to our board of directors any changes to such guidelines

•	Monitoring compliance with our clawback policy and approving any changes to such policy

INDEPENDENCE/QUALIFICATIONS:

•

All committee members are independent under the NYSE listing standards and the independence requirements applicable to Compensation Committee members under NYSE rules and the heightened independence requirements under SEC rules

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	NUMBER OF MEETINGS: 4

Daniel Scheinman (Chair)	Yvonne Wassenaar

KEY RESPONSIBILITIES

•	Reviewing and making recommendations regarding corporate governance

•

Reviewing and making recommendations to our board of directors regarding the composition and size of our board of directors and determining the relevant criteria (including any minimum qualifications) for board membership, including issues of character, professional ethics and integrity, judgment, business acumen, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, an understanding of our business, an understanding of the responsibilities that are required of a member of our board of directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board of directors

•	Identifying, considering and recommending candidates to fill new positions or vacancies on our board of directors

•	Reviewing actual and potential conflicts of interest of our board of directors and corporate officers

•	Making recommendations for continuing education of our board of directors

•	Leading the annual performance review of our board of directors, its committees and management

•	Reviewing succession planning for our executive officers

INDEPENDENCE/QUALIFICATIONS:

•	All committee members are independent under the NYSE listing standards and SEC rules

2026 PROXY STATEMENT	29

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential director nominees and considers a broad range of backgrounds and experiences in making determinations regarding nominations of directors and in overseeing the annual board of directors and committee evaluations. In accordance with the Company’s Corporate Governance Guidelines, in its evaluation of director candidates, including the members of the board of directors eligible for re-election, the Nominating and Corporate Governance Committee will consider: (a) the current size and composition of the board of directors; (b) the needs of the board of directors and the respective committees of the board of directors; (c) such factors as character, professional ethics and integrity, judgment, business acumen, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the board of directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors; and (d) other factors that the Nominating and Corporate Governance Committee may consider appropriate. The Nominating and Corporate Governance Committee shall also consider composition requirements imposed by applicable law. The Nominating and Corporate Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

The Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (a) the highest personal and professional ethics and integrity; (b) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; (c) skills that are complementary to those of the existing board of directors; (d) the ability to assist and support management and make significant contributions to the Company’s success; and (e) an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Below is a graphic summarizing the process for our board of directors to identify and review director candidates to join our board of directors:

Dr. Lavender, who was appointed to the board of directors by our other directors in March 2025, was initially suggested to the Nominating and Corporate Governance Committee for consideration as a potential director by our CEO. There is no arrangement or understanding between Dr. Lavender and any other persons pursuant to which he was selected as a director of Arista. In addition, Dr. Lavender does not have an interest in any transactions that would be reportable under Item 404(a) of Regulation S-K.

30

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will evaluate any recommendation for nominations to our board of directors in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider candidates for our board of directors recommended by stockholders holding at least the minimum amount in market value of the Company’s securities entitled to vote on the election of directors as set forth in applicable SEC rules and regulations prior to the date of the submission of the recommendation so long as such recommendations and nominations comply with the certificate of incorporation and bylaws of the Company and applicable laws, including SEC rules and regulations. In addition, we have adopted a “proxy access” procedure. Our proxy access bylaw allows a stockholder or a group of no more than 20 stockholders to include director nominees in our proxy materials for an annual meeting of stockholders. More specifically, stockholders or groups of stockholders who have for at least three years maintained continuous ownership of at least 3% of our common stock may collectively include a number of director nominees not exceeding the greater of (A) two or (B) 20% of the number of directors in office. Such recommendations must include information about the candidate, including but not limited to, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and certain written representations and undertakings as outlined in our amended and restated bylaws. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our General Counsel or our Legal Department at Arista Networks, Inc., 5453 Great America Parkway, Santa Clara, California 95054. To be timely for our 2027 annual meeting of stockholders, our General Counsel or Legal Department must receive the nomination no earlier than January 31, 2027 and no later than March 2, 2027.

Stockholder Outreach

We believe that effective corporate governance should include regular, constructive conversations with our stockholders and we believe that we have had an effective stockholder engagement program. The results of our 2025 advisory vote on say-on-pay impelled us to complement our commitment to robust stockholder engagement with additional stockholder outreach that focused on better understanding our stockholders’ reasons for their 2025 say-on-pay votes. In 2025 and into 2026, members of our board of directors, senior management and investor relations participated in significant engagement with stockholders. We proactively contacted institutional stockholders representing over 40% of our outstanding shares. We met with stockholders who responded to our outreach and otherwise engaged in discussions with institutional stockholders representing approximately 45% of our outstanding shares. We sought and encouraged feedback from stockholders about our corporate governance practices, executive compensation and corporate responsibility programs, among other topics, with a particularly diligent focus on gathering and understanding stockholder feedback with respect to our executive compensation programs and related disclosures with the goal of taking specific actions to address the issues that contributed to the level of support for our 2025 advisory vote on say-on-pay, as discussed in more detail below in the section entitled “Response to 2025 Say-On-Pay.” Our board of directors and its committees receive updates about our stockholder outreach and take the feedback of our stockholders under serious consideration and in some cases take specific actions to address that feedback. We believe that this open, ongoing and two-way dialogue with our stockholders strengthens our governance practices, enhances the accountability of our board of directors and supports effective, long-term oriented decision making.

2026 PROXY STATEMENT	31

YEAR-ROUND STOCKHOLDER OUTREACH AND ENGAGEMENT

DELIBERATE, ASSESS AND PREPARE	• Our board of directors and its committees assess and monitor investor sentiment, stockholder voting results, trends in governance, executive compensation matters and other topics of importance to our stockholders • Our board of directors discusses stockholder proposals (if any) • Our board of directors and management review recent regulatory developments and our governance policies and procedures • Our board of directors identifies and prioritizes potential topics for stockholder engagement
OUTREACH AND ENGAGEMENT	• Every year we publish our Annual Report, Proxy Statement and Corporate Responsibility Report • Every quarter we publish an earnings release and host an earnings call where senior management is available to answer stockholder questions • Management engages with stockholders individually, as well as at conferences and other forums, to actively solicit input on a range of issues and better understand their votes • Management speaks with proxy advisory firms to discuss our programs and get updates about key focus areas for their clients • Management reports stockholder views to our board of directors • When appropriate, certain members of the board of directors engage in dialogue with stockholders
EVALUATE FEEDBACK AND INPUT	• Stockholder input informs our ongoing process of continuous improvement to governance, compensation and other practices • Our board of directors and management review voting results and stockholder input to identify topics and themes • Our management researches and evaluates any identified issues and concerns as needed
RESPOND AND IMPLEMENT	• Our board of directors and management respond to stockholder input, as appropriate, with: - continued engagement; - rationales for our existing policies and practices; and - changes to our policies, practices, and disclosure • For more information about our responses to specific stockholder feedback since our last annual meeting, please see the section entitled "Response to 2025 Say-On-Pay" below

RESPONSE TO 2025 SAY-ON-PAY

Initial Stockholder Outreach

Following the filing of our proxy statement on April 16, 2025, and in advance of our 2025 annual meeting of stockholders, our board of directors and Compensation Committee conducted outreach to investors to discuss executive compensation and other matters of interest. We solicited feedback from 18 stockholders, collectively

32

representing over 33% of our shares outstanding, including 13 of our top 25 institutional stockholders. Ultimately, prior to our 2025 annual meeting of stockholders we engaged with 13 stockholders, collectively representing over 25% of our shares outstanding. This engagement was conducted in one-on-one and group meetings held in-person and virtually, or by written correspondence. Meetings were led by members of our Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee, including Messrs. Giancarlo, Scheinman and Templeton, and attended by representatives from senior management and our investor relations team. In addition, we supplemented our 2025 proxy statement with further information to address the recommendation of Glass, Lewis & Co. (“Glass Lewis”) and Institutional Shareholder Services (“ISS”) to vote against our 2025 advisory say-on-pay proposal.

In our pre-meeting stockholder engagement, and as explained in our proxy supplement filed on May 19, 2025, we reaffirmed that we remained committed to the principles of aligning pay with performance. As part of the 2025 pre-meeting engagement, we were diligent in discussing the rationale for the grant made to Mr. Duda in 2024 in light of the negative advisory recommendations of Glass Lewis and ISS, which were focused on this grant. We explained that we viewed the size of the grant to Mr. Duda in 2024 as appropriately tailored to the extraordinary importance of retaining and incentivizing him. The value of his experience and insight cannot be overstated. He is a pioneer in high-performance networking software, lead architect of Arista’s EOS Network Data Lake and drives Network-as-a-Service initiatives across our products. He has been essential to our past success and is crucial to our ability to execute our Arista 2.0 business strategy, achieve our future operational goals and create long-term stockholder value over the vesting period of the award. Moreover, Mr. Duda’s depth of experience, technological insight and proven leadership make him a valuable candidate for other opportunities. In furtherance of our Arista 2.0 strategy, Mr. Duda’s award was specifically designed to incentivize his long-term contributions and retention following its grant date in February 2024 to drive our performance well into the future as follows:

7 Year Overall Service Period
2024				2025				2026				2027				2028				2029				2030
Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

0%	0%	0%	0%	0%	0%	0%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	0%

Percent of Award Vesting per Quarter

As illustrated above, no portion of the award would vest prior to Mr. Duda’s sustained contributions over the eight fiscal quarters of 2024 and 2025, with the first vesting occurring in the fourth quarter of 2025. Additionally, once the award began vesting, the rate of vesting was a low 5% quarterly vesting pace, with 55% of the shares subject to the award vesting in 2028, 2029 and 2030 for retention purposes. These features were designed to ensure Mr. Duda’s continued contributions into 2030, and delivered approximately $5 million annually over a 5-year period. We noted that, in granting the award, our Compensation Committee determined that this value was appropriate for a key contributor such as Mr. Duda in light of his overall compensation package and structure, his important role in executing our Arista 2.0 strategy, and the market for other opportunities available to him as an industry leader.

At our 2025 annual meeting of stockholders, our investors supported the compensation of our NEOs with approximately 62% of the votes approving the 2025 advisory say-on-pay proposal.

We believed that this low support was unjustified, as our compensation programs are deliberately designed to include significant performance-based components (including with respect to stock price appreciation which drives the majority of our compensation value) and have consistently resulted in us providing overall compensation to our executive officers between the 25th percentile and 75th percentile as compared to our peers.

Nonetheless, in response to the results of stockholders’ votes on the 2025 advisory say-on-pay proposal, our board of directors and Compensation Committee conducted supplemental stockholder engagement for a fresh review of our executive compensation program and address the vote outcome.

Further Stockholder Outreach

After our 2025 annual meeting of stockholders, members of our board of directors, together with senior management and our investor relations team, conducted additional stockholder engagement to gather more stockholder feedback. Given the results of stockholders’ votes on say-on-pay, this stockholder engagement program had a particularly diligent focus on obtaining and responding to stockholder feedback with respect to our executive compensation programs and related disclosures. The goal of the additional outreach was to deepen our understanding of our stockholders’ views of our executive compensation programs and gather additional feedback on our policies for consideration by the board of directors in the design of our compensation programs. We reached out to a broad group of stockholders within our top 25 institutional stockholders, with the goal of incorporating a broad range of stockholder perspectives that we could then incorporate into our decision-making process.

2026 PROXY STATEMENT	33

Over the course of this stockholder outreach:

-

We invited 22 institutional stockholders, collectively representing over 35% of our shares outstanding, to meet with us to discuss their feedback, including with respect to our executive compensation program;

-	This outreach included selected top stockholders and other stockholders within our top 25 institutional investors;

-

The stockholders we invited to meet with us after our 2025 annual meeting of stockholders included a number that were unable to discuss our executive compensation program with us prior to our 2025 annual meeting of stockholders;

-	We met with 9 stockholders and received written feedback from several additional stockholders, collectively representing over 15% of our shares outstanding; and

-

These meetings were led by representatives of our Compensation Committee, Nominating and Corporate Governance Committee, and Audit Committee, in particular Mr. Giancarlo or Mr. Scheinman, and attended by our senior leadership and investor relations team.

Key Themes from Stockholder Engagement & Action Taken

Overall, during our stockholder outreach focused on soliciting feedback related to our advisory vote on say-on-pay in 2025, we obtained feedback from 18 stockholders, collectively representing over 30% of our shares outstanding, including 10 of our top 25 institutional stockholders.

The foregoing outreach supplemented and enhanced our robust and ongoing stockholder engagement program, through which we maintain two-way dialogues with our stockholders on a range of topics related to our business. Our stockholder engagement program runs primarily through the commitment and activity of our dedicated investor relations team and includes active participation from our senior leadership and board of directors. Overall, in 2025 and continuing in 2026, we proactively contacted institutional stockholders representing over 40% of our outstanding shares which, when combined with our engagement with stockholders who reached out to us, led us to engage with institutional stockholders representing approximately 45% of our outstanding shares. Over the course of these interactions we held over 100 engagement meetings with our institutional stockholders.

The feedback and perspectives we received leading up to and after the 2025 annual meeting of stockholders provided us with valuable and direct insight on our executive compensation program.

Throughout the engagement outreach, we heard a range of diverse stockholder perspectives. Our executive compensation programs were one of a number of topics we discussed, with many stockholders indicating that they were supportive of the 2024 grant to Mr. Duda and our executive compensation programs more broadly. Those stockholders expressed more interest in discussing our business plans given the accelerating pace of change in our industry. Nonetheless, some stockholders expressed concerns consistent with those highlighted in the outcome of the 2025 say-on-pay vote and in proxy advisor analyses. We took these concerns seriously and focused our review on the areas they identified.

As in previous years, in 2025 we discussed performance equity, time-based equity, incentive metrics and grant practices with our stockholders. In the context of executive compensation, a few key themes stood out in discussions with our stockholders, including stockholders both who did and did not support our 2025 advisory say-on-pay proposal, which were consistent with the stockholder sentiment conveyed to us by stockholders prior to the 2025 annual meeting of stockholders and in the recommendations of proxy advisors Glass Lewis and ISS, including: (1) the decision to grant a large, off-cycle award to Mr. Duda; (2) the robustness of disclosure about our short-term cash performance incentive program; and (3) lack of multi-year performance metrics equity awards.

Large One-Time and Off-Cycle Grants

Our response

•

We are committed to critically assessing any proposed special, one-time or off-cycle awards to our executives. Our Compensation Committee conducts a detailed evaluation of potential approaches to compensation for our executive officers, which supplements their experiential perspective and acumen with input from our CEO, independent compensation consultant, outside counsel and board of directors. Informed through this process, our leadership believes that talent acquisition, retention, and the need to build and support our leadership team so that they are well positioned for the next step in our growth, namely the execution of our Arista 2.0 strategy,

34

cannot be restrained to an annual compensation review cycle. In the hypercompetitive market in which we operate, compensation review and, potentially, adjustment, must be as dynamic as our product cycle and customer base requires.

•

At the time of the 2024 grant, our Compensation Committee believed that retaining Mr. Duda was a key talent objective given his extensive experience across a wide breadth of the technology sector that will continue to be fundamental to our ability to execute on our business strategy and achieve our operational goals over the vesting period of his grant, and that delivering this grant would help ensure his continued contributions.

•

Indeed, consistent with our needs to actively review and refresh our executive structure to support our strategic and operational goals as well as retain key leaders, in September 2025 Mr. Duda was named President and Chief Technology Officer. The realignment of Mr. Duda’s role within our executive structure complemented the addition of Mr. Nightingale to our executive team as President and Chief Operating Officer, both of which were intended to ready us for the next phase of our growth and enhanced the capacity of our leaders and organizational structure to execute our Arista 2.0 strategy. Each oversees significant portions of our total organization, with extensive duties and responsibilities. Similarly, Ms. Breithaupt took on significant additional responsibility beyond her then-existing role as our CFO in May 2025 in connection with the resignation of our then-General Counsel, including oversight of Arista’s legal operations, cybersecurity, and information technology.

•	With respect to the recruitment of Mr. Nightingale as our President and Chief Operating Officer, we had a number of key considerations when designing his equity compensation, including:

–	our conviction that his leadership would be a key driver of our future growth because of his ability to lead our efforts in enterprise data centers, campus networks and manufacturing;

–	the need to replace the equity compensation he was eligible for as Chief Executive Officer of Fastly, Inc.; and

–	general market conditions related to the acquisition of talent who have thrived in the role of a chief executive officer of a publicly traded company.

These and other considerations were reflected in the design of Mr. Nightingale’s new-hire equity grants in July 2025, which focused on incentivizing Mr. Nightingale to ramp up his contributions to both operational and integration goals immediately. The performance-based equity awards were split into three 6-month vesting tranches in a structure designed to provide our Compensation Committee and CEO the ability to implement performance goals that yielded targeted and immediate contributions and, with respect to the first tranche, rigorous and ambitious performance goals were implemented that clearly linked pay and performance. In particular, no portion of the first tranche was eligible to vest unless key bookings and product milestones were satisfied and Mr. Nightingale remained employed through February 20, 2026. His companion time-based grant was designed so that it does not begin to vest until August 20, 2026, with vesting continuing over the three following years, providing retention incentives for over four total years.

As a result of this design, 100% of Mr. Nightingale’s equity compensation that was eligible to vest within his first year of employment with us was performance-based. Any time-based vesting would only be eligible to be earned after he demonstrated sustained performance and the leadership qualities we demanded for more than a year, and such time-based equity would be spread out over four total years. Moreover, the time-based equity he was eligible to earn with respect to his first year of employment with us was a competitive $7.5 million, which we believe is in line with our peer group for a similar role. In agreeing to his initial equity package, we considered the compensation that he could secure, both in his role as Chief Executive Officer of Fastly, Inc., and more generally in the market, including by comparing the values and structure offered to those of his new-hire grant at Fastly, Inc., in 2022, which provided more generous immediate quarterly vesting with $6 million in intended value his first year of service, and by considering the significant reductions to his base salary and bonus opportunities that he accepted by joining us, as discussed further below.

•

While we believe that the equity granted to Mr. Nightingale to recruit him in 2025 was necessary and appropriate – it was negotiated at arms-length – it is important to note that his recruitment grant was made prior to our stockholder outreach after our 2025 annual meeting of stockholders, which has further informed our views regarding the size and terms of equity awards granted in special circumstances. Nonetheless, we believed and continue to believe that he is an exceptionally high-impact talent acquisition for a key customer-facing role providing critical skills and experience from the outside that will broaden our bench of executives both now and in the future, and that therefore his total compensation package, and the equity component in particular, will incentivize continued strong stockholder growth in the future.

2026 PROXY STATEMENT	35

•

Returning to the grant to Mr. Duda, this grant was designed to ensure his long-term commitment to our business strategy and operational goals, with a delayed vesting period extending into 2030, further promoting long-term alignment with stockholders. As illustrated above on page 33, the award would ultimately vest as follows:

•

This extended vesting period is a key design feature of our equity compensation program, which implements a philosophy by which grants are made with long vesting and service cycles that extend the retention value of the grants. This grant structure is generally designed to deliver high retention value in a manner that limits stockholder dilution by leveraging long-term appreciation opportunities for executives who fulfill the service period requirements and/or performance targets. When our Compensation Committee approved Mr. Duda’s grant, it reviewed the projected annual vesting of Mr. Duda’s aggregate awards with its compensation consultant, and the grant was designed in accordance with the grant philosophy described above, to deliver high retention value while limiting stockholder dilution by leveraging long-term appreciation opportunities. As noted above, the majority of the vesting for Mr. Duda’s grant will occur from 2028 through 2030, in years 5 to 7 of the grant cycle, which was designed specifically for retention.

•

Also, in line with this philosophy, in 2025 we awarded performance-vesting equity in two tranches, first in February 2025 and later in October 2025. Both sets of grants were made following a rigorous analysis with respect to each recipient’s aggregate vesting schedule, with the October 2025 grants only becoming eligible to vest based on performance in fiscal years 2029-2031 for Ms. Breithaupt and Mr. Duda, and in fiscal years 2030-2032 for Mr. Nightingale. The following illustrates the vesting of our performance-vesting equity award structure:

Performance Fiscal Year*
	2025		2026	2027	2028	2029	2030	2031	2032

PRSUs granted in FY2023:

PRSUs granted in FY 2024:
†

PRSUs granted in February FY 2025:	†

PRSUs granted in May FY 2025:

PRSUs granted in July FY 2025:		‡

PRSUs granted in October FY 2025:						†
‡

*

Except for Mr. Nightingale’s July 2025 PRSUs, if earned, vesting does not occur until February 20 of the fiscal year following the performance fiscal year, subject to continued employment through the vesting date. If earned, the vesting for the tranches of Mr. Nightingale’s July 2025 PRSUs occurs in February 20, 2026, August 20, 2026 and February 20, 2027, subject to continued employment through the vesting date.

PRSU grant vesting for Ms. Breithaupt.

†	PRSU grant vesting for Mr. Duda.

‡	PRSU grant vesting for Mr. Nightingale.

•

The stacking of vesting periods illustrated above reflects the intention to maximize retention value in a manner that limits stockholder dilution by leveraging long-term appreciation opportunities while requiring the completion of

36

longer service periods and/or the satisfaction of performance targets that will happen in later years. The Compensation Committee believes this is a strong message to our executives that compensation is earned over time based on the ongoing execution in their roles, which is aligned with future value creation.

•

Additionally, our unique approach to equity compensation is a part of a broader approach to compensation that has allowed us to maintain cash compensation at conservative levels as compared to those of our peer group while maintaining a consistent track record of delivering exceptional stockholder value and growth. This approach is perhaps best demonstrated by the compensation package of Ms. Ullal, our CEO, whose cash compensation package is well below industry norms, and who has not accepted a service-vesting equity award since 2020 or a performance-vesting award since 2024, with the intent of ensuring that the executive team receives equity awards that provide maximum retentive value.

•

Taking account of this unique approach to performance-equity strategy is essential when analyzing the mix of time- and performance-based equity awarded to Mr. Nightingale in his first year of employment. We envision Mr. Nightingale playing a key role in our long-term Arista 2.0 strategy and, as a result of our unique approach, the value of his performance-based equity awards will soon weigh significantly more in his overall equity mix as the performance periods of his performance-based equity awards begin to stack up, as evidenced by the addition of his October performance-based equity grant.

Our board of directors and Compensation Committee understand the importance of responding to stockholder feedback regarding Mr. Duda’s grant. As specific action, we continue to focus on pay for performance, to manage stockholder dilution through the use of thoughtful, long-term performance-vesting equity awards, and to make awards that require extended service periods to realize gains. As part of this plan, we amended our Stock Ownership Guidelines so that they mandate that certain key executives achieve and maintain a meaningful equity stake in our company.

Disclosures Regarding our Short-Term Cash Performance Incentive Program

Our response

•

As described in our prior annual proxy materials, payouts under our short-term cash incentive program are primarily dependent on the achievement of rigorous financial performance metrics for revenue and non-GAAP operating income for the year, and no payout is made unless we achieve at least 85% of the revenue metric target.

Our board of directors and Compensation Committee understand the importance of responding to stockholder feedback regarding disclosure of our short-term cash performance incentive program. As specific action, we have substantially enhanced our compensation disclosure this year, including by disclosing the annual target goals and weightings for our 2025 Bonus Plan and adding further discussion regarding the metrics applicable to our 2025 Bonus Plan under the section entitled “Executive Compensation — Executive Compensation Program Components — Annual Cash Incentive Compensation; 2025 Bonus Plan”.

Equity Vesting Program Design

Our response

•

All regular annual equity awards granted in 2025 have either a performance vesting component or a time-based vesting period of three-years or longer. For example, as discussed further under the heading “Executive Compensation,” we granted equity to Mr. Nightingale in connection with his appointment as our President and Chief Operating Officer that vest based on performance-based targets in 2025 and 2026.

•

We are committed to critically assessing the proposed performance and vesting periods for equity awards to our NEOs and we believe that the performance and vesting periods are designed to align the incentives of our NEOs with the best interests of Arista and our stockholders.

Our board of directors and Compensation Committee understand the importance of responding to stockholder feedback regarding the performance component of our equity compensation programs. As a specific action, we committed to continuing to reevaluate the effectiveness of our pay for performance equity compensation program design.

2026 PROXY STATEMENT	37

Other Themes from Stockholder Engagement

In addition to the compensation themes discussed above, our stockholder engagement efforts yielded additional commentary about the following considerations:

-

Certain stockholders prefer the incorporation of sustainability-related performance metrics into performance-based equity awards – We are committed to advancing our corporate responsibility programs in alignment with our broader business strategy and goals and, as discussed in more detail under section entitled “Our Commitment to Corporate Responsibility,” we are proud of our achievements in 2025, such as setting our SBTi goals. Our board of directors, committees and management continue to monitor and assess the effectiveness of our incentive structures to advance our corporate responsibility programs and consider whether inclusion of such metrics in the measurement of achievement of the targets for our performance-based equity awards is in the best interests of our stockholders.

-

Certain stockholders asked how we planned to compete in the current climate for talent, particularly AI talent – We are committed to offering attractive packages to both recruit and retain the best talent across all aspects of our business. Our Compensation Committee continuously reviews our compensation programs to ensure the attractiveness and positioning of our programs in the market. In line with our executive compensation philosophy, we believe that top tier talent is attracted to and motivated by the potential to earn equity compensation that aligns their work with enhancing stockholder value, which also helps us maintain conservative cash-based compensation arrangements. We leverage the equity available for issuance under our 2014 Plan to attract, motivate and retain our talent.

Summary of Stockholder Engagement

Our board of directors and Compensation Committee carefully considered the results of our 2025 say-on-pay advisory vote, together with the feedback we received from our stockholders during our engagement efforts, as part of their review of our overall executive compensation program and policies. We take our stockholders input seriously and the perspectives that we heard directly during our engagement with them in developing our compensation program that is discussed elsewhere in this proxy statement under the section entitled “Executive Compensation.” Nonetheless, we believe, based on the feedback that we received from our stockholders, that they generally understand that in order to continue to deliver growth, our compensation programs and review cycle must mirror the fast-paced development of our technology and industry. This means that at times we cannot be restricted to just a habitual once-a-year compensation review cycle and that it is appropriate and beneficial for us to implement long-duration value creating equity compensation frameworks as our business evolves. Importantly, as demonstrated by our strong executive team, conservative cash compensation and equity burn, and our exceptional revenue growth and stock price performance, we believe that our approach to executive compensation has been successful.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our independent or non-management directors may do so by writing and mailing the correspondence to our General Counsel and Corporate Secretary at Arista Networks, Inc., 5453 Great America Parkway, Santa Clara, California 95054. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors or the Lead Independent Director if the Chairperson is not independent.

Role of Board of Directors in Risk Oversight

Risk is inherent with every business and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces while our board of directors has responsibility for the oversight of risk management. Our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk.

Our Audit Committee reviews the Company’s risk management processes and procedures, including our internal controls and procedures on financial reporting, our investment policies, and our compliance programs with respect to legal, ethical and regulatory requirements. The management and internal audit teams provide periodic updates on cybersecurity risks and other risks to the Audit Committee. Further, the Audit Committee receives reports and

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presentations from management on the Company’s risk assessment and mitigation programs, compliance matters, and cybersecurity activities, and the results of various internal audit projects. Our Audit Committee receives quarterly reports from our Chief Information Security Officer, in conjunction with other senior managers, on cybersecurity risks. In addition, these managers update the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as incidents with lesser impact potential.

Board of Directors

- Meets with CEO, CFO and other members of the senior management team at quarterly meetings of our board of directors where they discuss strategy and risks facing the Company
- Oversees the risk management processes designed and implemented by management to ensure that they are appropriate and functioning as designed
- Reviews strategic and operational risk, including by receiving reports from the management team
- Receives reports on all significant committee activities at each regular meeting
- Evaluates the risks inherent in significant transactions
- Provides guidance to management

AUDIT COMMITTEE

- Oversees internal control over financial reporting and related disclosure controls and procedures, legal and regulatory compliance
- Discusses with management and the independent auditor guidelines and policies with respect to enterprise risk assessment and management
- Reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures
- Monitors certain key risks on a regular basis throughout the fiscal year, such as cybersecurity risk and risk associated with internal control over financial reporting and enterprise risk
- Reviews the adequacy and monitoring of our compliance policies and programs for legal, ethical and regulatory requirements
- Reviews our risk management policies, including our investment policies
- Reviews management reports on internal compliance policies and procedures
- Reviews and discusses with management our policies and practices relating to environmental and social responsibility matters
- Reviews and discusses with management our information security policies and practices and internal controls regarding information security
- Oversees management's implementation of our cybersecurity risk management program

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

- Manages risks associated with board organization, membership and structure, corporate governance and succession planning
- Reviews any conflicts of interest

COMPENSATION COMMITTEE

- Evaluates the relationship between our risk management policies and practices, and compensation
- Evaluates our compensation policies and practices to determine whether they could encourage excessive risk-taking or could mitigate any such risk
- Oversees regulatory compliance with respect to compensation matters that affect us

2026 PROXY STATEMENT	39

Role of Board of Directors in Oversight of Corporate Responsibility

Arista was founded on the principle of doing things the “Arista Way,” which is to drive for customer success in every aspect of what we do. We build and deliver innovative, high-quality products and services through commitment, innovation and uncompromising focus on customer needs. This includes a commitment to designing, manufacturing and delivering leading software-driven cloud networking solutions in an environmentally and socially responsible manner, which requires robust oversight of our corporate responsibility (“CR”) initiatives.

Our CR governance structure begins at the very top as CR-related topics are raised to the board of directors on a periodic basis, as needed, in accordance with our regular governance processes. Furthermore, as noted in the chart above, each committee of the board of directors has particular responsibilities related to CR priorities. In particular, the Audit Committee oversees risk management, including environmental and social responsibility matters, compliance with the Code of Ethics and Business Conduct, and the implementation of our climate transition plan.

We also have a management Sustainability Committee responsible for overseeing climate-related strategies and initiatives, which includes members of the HR, Legal, and Sustainability teams with respective subject matter expertise across aspects of governance, regulatory matters, corporate social responsibility, and environmental sustainability. The Sustainability Committee’s key responsibilities include the assessment of environmental dependencies, risks, and opportunities. The Sustainability Committee also sets and monitors corporate environmental policies and targets, including science-based emissions reduction targets, develops and implements Arista’s climate transition plan and manages environmental reporting, audit, and verification processes. The Sustainability Committee plays a central role in coordinating sustainability efforts across business functions, ensuring alignment with corporate strategy and regulatory expectations. The Sustainability Committee provides an annual briefing to the Audit Committee and biannually to our CEO and the board of directors.

We are committed to transparency in our CR reporting and regularly evaluate the quality and effectiveness of our reporting based on feedback from our stakeholders, measurement against external reporting frameworks, and evolving regulatory frameworks. For more information about our CR priorities and impact, see our most recent Annual Report on Form 10-K accompanying this proxy statement as well as the content on the Corporate Responsibility page of our website.

Talent Management and Succession Planning

Our board of directors places a high priority on senior management development and succession planning. Our board of directors recognizes that thoughtful succession planning is critical to creating long-term stockholder value and requires a robust and comprehensive approach to talent and human capital management.

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in consultation with the full board of directors, is primarily responsible for succession planning for the role of chief executive officer. The Nominating and Corporate Governance Committee also monitors management’s succession plans for other key executives and confers with our CEO to encourage management’s employee development programs. In addition, our Group Vice President, Worldwide Human Resources & Operations reports to the Audit and Compensation Committees and our board of directors periodically throughout the year on our talent management and employee development programs to support the board’s oversight responsibilities.

The Nominating and Corporate Governance Committee also evaluates our key executives, discusses their development and develops succession plans with the goal of ensuring that a strong pipeline of talent is being developed for planned or unplanned events. In addition, our lead independent director facilitates discussions among independent directors about succession planning and provides updates to the full board of directors on such discussions.

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HUMAN CAPITAL MANAGEMENT

Talent Attraction

We engage in expansive global recruiting efforts to connect with and hire talented professionals from a wide range of backgrounds and geographies. For example, we hosted or participated in numerous new grad recruiting events with many major colleges as well as in-person and virtual job fairs. We also have partnered with organizations and universities, such as Arizona State University, to develop training and upskilling programs to create new pathways for students to enter the IT industry.

Engagement and Culture

We believe that our employees' feedback is the most accurate indicator of our success in creating an engaged, highly motivated and high performance workforce. In 2023, 2024 and 2025 Global Employee surveys, Arista received very high mid-90th percentile scores from all employee demographic groups as an overall rating as well as for fairness, highlighting our on-going dedication to maintaining an equitable workplace. In 2025, we were also humbled and honored to receive a record number of external recognitions, among other awards, as a Best Place to Work (Large Company) for Happiness as well as for Culture by Comparably.

Health and Well-Being

We prioritize our employees' health and well-being by offering a wide range of physical, mental, financial wellness, career development and upskilling programs, such as:

- Biweekly virtual webinars by medical professionals and mental health wellness and fitness experts as well as numerous in-person wellness activities at our major office locations;
- A global webinar dedicated to understanding neurodiversity;
- Webinars dedicated to career/development/upskilling and financial education; and
- In-house fitness challenges with high global participation.

Management Development and Training

Arista has made AI skills development an enterprise-wide priority as we strive to embed AI in our everyday business processes. In 2025, employees participated in many live, webinar, and self-paced training programs to improve their overall and job-specific AI skills and capabilities. In addition, we provide extensive training and accreditation opportunities to employees in Sales, Customer Engineering and Software Research and Development roles including our Arista Certified Engineer ("ACE") certification program as well as mentorship programs. Additional career development content including management and leadership development training is available through our E-Learning portal and Arista Academy to facilitate a culture of lifelong learning and allow employees to personalize their development.

Compensation

Arista's compensation philosophy is to pay our employees based on their performance, contribution and impact to improving customer and stockholder success. In the United States, we offer our employees competitive and comprehensive benefit packages that include an employee stock purchase plan, healthcare and retirement benefits, paid time off and family leave, flexible time away, family planning benefits, backup resources for childcare and elder care, and other employee assistance programs. In addition to base salary and benefits, Arista's employees participate in stock and bonus incentive plans that support our organizational philosophy of allowing employees to share in our performance and success. We are committed to paying our employees fairly, equitably, and we work with a third party annually to identify and resolve any gaps.

2026 PROXY STATEMENT	41

Director Compensation

The following table provides information regarding the total compensation of each of our non-employee directors in 2025. Directors who are also our employees do not receive additional compensation for their service as directors. In particular, Jayshree Ullal, our CEO and Chairperson of the board of directors, and Kenneth Duda, our President and Chief Technology Officer, did not receive additional compensation for their service as directors.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)

Kelly Battles	90,000	336,510	—	426,510

Lewis Chew	110,000	336,510	—	446,510

Charles Giancarlo	100,000	336,510	—	436,510

Greg Lavender(3)	74,896	337,380	—	412,276

Daniel Scheinman	145,000	336,510	—	481,510

Mark B. Templeton	85,000	336,510	—	421,510

Yvonne Wassenaar	100,000	336,510	—	436,510

(1)	The amounts reported represent the fees earned for service on our board of directors and committees of our board of directors for 2025.

(2)

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of restricted stock units granted to non-employee directors during 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value for restricted stock units is measured based on the closing price of Arista’s common stock on the date of grant. Each of Mses. Battles and Wassenaar and Messrs. Chew, Giancarlo, Lavender, Scheinman and Templeton received an award of 3,380 restricted stock units on May 30, 2025. Dr. Lavender received an award of 810 restricted stock units on March 14, 2025 and an award of 3,230 restricted stock units on March 14, 2025, the effective date of his appointment to the board.

(3)

Dr. Lavender was appointed to our board of directors and the Audit Committee on March 14, 2025. The amounts reported represent the pro-rated cash retainer and equity grant earned for a partial year of service on our board of directors and the Audit Committee. The fees earned in cash include an overpayment of $3,645.83 due to an administrative error. The cash fee paid to Dr. Lavender in 2026 has been reduced by the amount of the overpayment in 2025.

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The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2025.

Director	Stock Awards (#)(1)	Option Awards (#)

Kelly Battles	1,942	—

Lewis Chew	1,942	—

Charles Giancarlo	1,942	—

Greg Lavender	1,615	—

Daniel Scheinman	1,942	—

Mark B. Templeton	1,942	—

Yvonne Wassenaar	1,942	—

(1)	Represents the number of restricted stock units unvested as of December 31, 2025.

With respect to 2025 board service, our board of directors approved compensation to each of our non-employee directors as follows:

•	a $75,000 cash retainer for general board service, except that our lead independent director received a $120,000 cash retainer;

•	a $30,000 cash retainer for chairing the Audit Committee;

•	a $25,000 cash retainer for chairing the Compensation Committee;

•	a $12,000 cash retainer for chairing the Nominating and Corporate Governance Committee;

•	a $10,000 cash retainer for non-chair service on each Compensation Committee and Nominating and Corporate Governance Committee

•	a $12,500 cash retainer for non-chair service on the Audit Committee

In February 2025, our Compensation Committee recommended, and our board of directors approved, a revised policy for annual equity grants to outside board members of restricted stock units with a total value of $250,000 (based on the lowest closing stock price for the 90 trading day period ending on the grant date) that vest quarterly (on each Company standard quarterly vesting date following the grant date) over one year and are subject to continued service on the board (the “Revised Director Equity Policy”). The board of directors adopted this new policy following an independent review of the pay practices and policies conducted by Aon, plc (“Aon”), the independent consultant for the Compensation Committee. The decision to make policy changes was considered by the Compensation Committee and presented to the non-employee directors for approval. Grants under the Revised Director Equity Policy were automatic immediately following the first annual meeting after its adoption. The grants received by the directors in 2025 reflected the updates made to the Revised Director Equity Policy.

STOCK OWNERSHIP GUIDELINES

In April 2019, our board of directors adopted, and in April 2026 amended, stock ownership guidelines. As amended in April 2026, our stock ownership guidelines are designed to encourage our non-employee directors to achieve and maintain a meaningful equity stake in our Company and more closely align their interests with those of our stockholders. The guidelines provide that, within five years of the date that a non-employee director is appointed to our board of directors, the non-employee director shall own a number of shares of our common stock with a value equal to at least three times the value of his or her annual retainer for service on our board of directors (not including any additional fees received for committee service, lead independent director service, or meeting attendance). The following types of holdings are included for our stock ownership guidelines: shares of our common stock, shares of our common stock underlying unvested RSUs subject to time-based vesting alone, and any other shares of our common stock in which the non-employee director holds a beneficial interest. Our non-employee directors already met or are on track to meet these guidelines based on their current rate of stock accumulation in the time frames set out in the guidelines.

2026 PROXY STATEMENT	43

PROPOSAL NO. 1	ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our Company.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our board of directors has approved, Lewis Chew, Greg Lavender and Mark B. Templeton, as nominees for election as Class III directors at the Annual Meeting. If elected, each of Lewis Chew, Greg Lavender and Mark B. Templeton will serve as Class III directors until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company.

For information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of:

Lewis Chew, Greg Lavender and Mark B. Templeton have each consented to being a nominee and to serving as a director, if elected; however, in the event that a director nominee is unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors is by a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a withheld vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2	ADVISORY VOTE ON EXECUTIVE
COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Philosophy and Objectives” beginning on page 54 below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion, and other related disclosure.”

Vote Required

The advisory vote on executive compensation requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

2026 PROXY STATEMENT	45

PROPOSAL NO. 3	RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2026. During our fiscal years ended December 31, 2025, and December 31, 2024, EY served as our independent registered public accounting firm.

Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY are expected to attend the Annual Meeting virtually, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of EY, our Audit Committee may reconsider the appointment of EY.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by EY for our fiscal years ended December 31, 2024 and 2025.

	2024	2025

	(in thousands)

Audit Fees(1)	$3,483	$4,025

Audit-Related Fees(2)	—	—

Tax Compliance Fees(3)	$1,149	$1,213

Tax Advice and Planning Fees(4)	$219	$248

All Other Fees(5)	—	—

Total Fees	$4,851	$5,486

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Compliance Fees consist of fees for tax compliance and the preparation of original and amended tax returns and refund claims.

(4)	Tax Advice and Planning Fees consist of fees for tax advice and tax planning assistance, including non-recurring tax assistance in connection with acquisitions and intellectual property alignment.

(5)	All Other Fees consist of fees billed for products and services provided by the independent registered public accountants other than those that meet the criteria above.

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Auditor Independence

In our fiscal year ended December 31, 2025, there were no other professional services provided by EY, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services and fees paid to EY for our fiscal years ended December 31, 2024 and 2025 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of EY requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

2026 PROXY STATEMENT	47

 AUDIT COMMITTEE REPORT

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing standards and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available in the Governance section of our website at http://investors.arista.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and EY;

•	discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•	received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the Audit Committee’s review and discussions with management and EY, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Lewis Chew (Chair)

Kelly Battles

Greg Lavender

Yvonne Wassenaar

This Audit Committee report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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 EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 16, 2026. Officers are appointed by our board of directors to hold office until their successors are appointed. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Jayshree Ullal	65	Chief Executive Officer and Chairperson

Chantelle Breithaupt	54	Senior Vice President, Chief Financial Officer

Kenneth Duda	54	Founder, President, Chief Technology Officer and Director

Todd Nightingale	46	President and Chief Operating Officer

For biographical information about Ms. Ullal and Mr. Duda, please see the section entitled “Board of Directors and Corporate Governance — Continuing Directors.”

Chantelle Breithaupt	Ms. Breithaupt joined Arista Networks, Inc. in January 2024 and was appointed as the Company’s Senior Vice President, Chief Financial Officer effective as of February 12, 2024. Ms. Breithaupt served as Senior Vice President and Chief Financial Officer of Aspen Technology, an industrial software company, from March 2021 to December 2023. Prior to Aspen Technology, Ms. Breithaupt spent seven years with Cisco Systems Inc., a networking technology company. She held multiple leadership positions at Cisco, most recently as Senior Vice President, Finance from January 2021 to March 2021, Vice President of Finance – Customer Experience/Services from August 2018 to January 2021, Vice President – Finance, Americas from October 2017 to August 2018 and Senior Director – Operational Finance from April 2014 to August 2015. Before Cisco, Ms. Breithaupt worked with General Electric Company, an industrial conglomerate, for 15 years, where she held progressive, executive global finance roles. Ms. Breithaupt has served as a member of the board of directors of Ambarella, Inc., a semiconductor design company, since February 2025. Ms. Breithaupt holds an Honors Business Administration degree from Wilfrid Laurier University (Canada).
Senior Vice President, Chief Financial Officer

Todd Nightingale	Mr. Nightingale has served as our President and Chief Operating Officer since June 2025. Mr. Nightingale has served as the Chief Executive Officer and member of the Board of Directors of Fastly, Inc., a cloud computing company, from September 2022 to June 2025. Prior to Fastly, Inc., Mr. Nightingale previously served as the Executive Vice President and General Manager of Enterprise Networking and Cloud at Cisco Systems, Inc. from March 2020 to September 2022. Mr. Nightingale served as the Senior Vice President and General Manager of Cisco Meraki, an IT solutions company owned by Cisco, from June 2016 to March 2020. Prior to that he held various roles as a Vice President at Cisco Meraki. Mr. Nightingale holds a Bachelor of Science in electrical engineering and computer science from Massachusetts Institute of Technology as well as a Masters in Engineering from Massachusetts Institute of Technology.
President and Chief Operating Officer

2026 PROXY STATEMENT	49

 COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee has recommended to the board of directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

Charles Giancarlo (Chair)
Daniel Scheinman
Mark B. Templeton

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation provided to those individuals who are our named executive officers for our fiscal year ended December 31, 2025 (our “Named Executive Officers”) is set forth in detail in the Fiscal 2025 Summary Compensation Table and the other tables that follow this Compensation Discussion and Analysis. The following discussion provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of compensation that we provide to our Named Executive Officers. In addition, we explain how and why the Compensation Committee of our board of directors arrived at the specific compensation policies and decisions for our Named Executive Officers. The following are the individuals who served as our Named Executive Officers for fiscal 2025:

•	Jayshree Ullal, our Chief Executive Officer;

•	Chantelle Breithaupt, our Senior Vice President and Chief Financial Officer;

•	Kenneth Duda, our President and Chief Technology Officer;
•	Todd Nightingale, our President and Chief Operating Officer; and

•	Marc Taxay, our former Senior Vice President, General Counsel

Mr. Taxay served as our Senior Vice President, General Counsel for a portion of 2025. Given his services in his executive officer role, Mr. Taxay is included as an NEO for the purposes of this Proxy Statement in compliance with applicable disclosure requirements; however, any references to “Named Executive Officers” or “NEOs” that relate to events, actions, decisions, or other matters that occurred after his services as Senior Vice President, General Counsel ceased with the Company should be read to exclude him unless specifically noted.

The assignment and structure of responsibilities among our Named Executive Officers changed significantly in 2025 to enhance the alignment of our leadership structure with our Arista 2.0 strategy. Mr. Nightingale joined us in a newly created role of President and Chief Operating Officer. This is a key leadership role that oversees the part of our organization that is focused on enterprise data centers, campus networks and manufacturing. Mr. Duda’s role was expanded, as represented by his shift from Chief Technology Officer and Senior Vice President of Software Engineering to our President and Chief Technology Officer. Mr. Duda is primarily responsible for overseeing the part of our organization that is focused on research, development, and technology innovation. We believe that splitting these responsibilities between Mr. Nightingale and Mr. Duda to leverage their depth of experience will be a key to success in our next stage of growth. Additionally, Ms. Breithaupt took on significant new responsibilities following the departure of Mr. Taxay, our former Senior Vice President and General Counsel, and the restructuring of our legal operations, cybersecurity, and information technology functions. We carefully tailored our recent compensation decisions in 2025 and 2024 to reflect the size and scope necessary to implement these structural changes.

Our board of directors has delegated to the Compensation Committee authority and responsibility for establishing and overseeing salaries, incentive compensation programs, and other forms of compensation for our executive officers, general remuneration policies for the balance of our employee population, and for overseeing and administering our equity incentive and benefits plans.

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The following compensation governance standards in our executive compensation policies and practices are currently in effect:

What We Do	What We Do Not Do

   Annual Review. We perform annual reviews of our executive compensation program.

   Performance-Based Equity. In 2025, we continued to use performance-based equity as a significant part of our compensation program for our Named Executive Officers.

   Independence. Our Compensation Committee is made up solely of independent directors and makes all executive compensation decisions.

   Compensation Consultant. Our Compensation Committee engages its own independent compensation consultant to assist with its compensation reviews.

   Stock Ownership Guidelines. To align the long-term interests of our CEO, CFO, and Presidents with those of our stockholders, these executives are required to own specified minimum levels of Company stock.

   Clawback Policy. We may seek the recovery of cash incentive compensation and performance-based equity compensation paid to our executive officers.

   Robust Stockholder Engagement. We engaged in an active, year-round stockholder engagement process where we meet with our stockholders and other key stakeholders to discuss, among other topics, our executive compensation programs.

   Annual Advisory Say-On-Pay. We solicit an advisory vote on executive compensation on an annual basis.

 No Executive-Only Retirement Programs. We do not offer pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers, other than the plans generally available to all employees.

 No Excise Tax Gross-Ups. We do not offer golden parachute tax gross-ups to any of our Named Executive Officers or other executive officers.

 No “Single-Trigger” Benefits and Limited “Double-Trigger” Benefits. Potential change in control payments and benefits are limited in nature and are received only in connection with the termination of employment without cause or for good reason in connection with or following a change in control.

 No Equity Award Repricing or Exchange. Awards under our 2014 Plan may not be repriced or exchanged without stockholder approval.

 No Dividends or Distributions. No dividends or distributions are paid with respect to the unvested portion of awards under our 2014 Plan.

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Overview

FISCAL 2025 BUSINESS HIGHLIGHTS

Our executive compensation program is designed to align the compensation of our executives with our operating and financial performance and create value for our stockholders. Accordingly, you should consider our executive compensation decisions in the context of our financial and operational performance during fiscal 2025, including:

Revenue

Revenue for our fiscal 2025 was $9 billion, representing an increase of 28.6% compared to fiscal 2024. Product revenue increased by $1.7 billion, or 28.8%, for the year ended December 31, 2025 compared to 2024. This increase reflects healthy customer demand and higher shipments of our switching and routing platforms, with strong contributions across our customer base. In addition, service revenue increased by $309.7 million, or 27.7%, in the year ended December 31, 2025 compared to 2024, as a result of continued growth in initial and renewal support contracts as our customer installed base has continued to expand. Non-Americas revenues as a percentage of our total revenues increased from 18.2% in 2024 to 20.9% in 2025, which was primarily driven by changes in the geographic mix of sales to our large global customers.

Operating Income

Our GAAP operating income for fiscal 2025 was $3.9 billion or 42.8% of revenue, representing a 30.95% increase compared to fiscal 2024.

Our non-GAAP operating income for fiscal 2025 was $4.3 billion or 48.2% of revenue, representing a 30.37% increase compared to fiscal 2024 and 13% above our internal targets set at the beginning of the year. This outperformance reflected the benefit of increased revenue growth and careful expense management throughout the year. The ratio of non-GAAP operating income to revenue is a key metric for our stockholders as it provides a consistent measure of the profitability of our business and as a result we used non-GAAP operating income as a metric in our 2025 Bonus Plan (as defined below).

See Appendix A for reconciliation of GAAP to non-GAAP financial measures.

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FISCAL 2025 EXECUTIVE COMPENSATION HIGHLIGHTS

As reflected in our general compensation philosophy and objectives, our executive compensation program is intended to reward performance, attract and retain key personnel and increase stockholder value. In light of our financial performance as described in the “Fiscal 2025 Business Highlights” section above, our fiscal 2025 executive compensation program was intended to reward performance against our financial and key business objectives and incentivize successful performance in these areas. Accordingly, our key executive compensation actions in fiscal 2025 advanced these objectives:

•	Limited Base Salary Increases-We provided a limited increase of less than 5% to the base salary of Ms. Breithaupt, but we did not provide any base salary increases to any of our other Named Executive Officers in fiscal 2025. Our CEO’s base salary has been the same for over a decade and the base salary of our Chief Technology Officer has been the same since May 2018.

•	Annual Bonuses Reflecting Pay for Performance-We did not provide any target bonus increases to our Named Executive Officers in fiscal 2025. As noted above, in fiscal 2025, we achieved revenue of approximately $9 billion representing an increase of 28.6% compared to fiscal 2024, combined with non-GAAP Operating Income of $4.3 billion, an increase of 30.37% from 2024 and 13% above our internal targets. In addition to this financial performance, we made significant progress on our business diversification goals with strong growth in our enterprise and provider businesses. We demonstrated continued excellence in product quality, innovation and support as demonstrated by healthy new product qualification and order activity with our cloud titan customers. Performance across all of these metrics resulted in payments to our Named Executive Officers under the 2025 Bonus Plan.
•	No Equity Awards for Our CEO-We did not make any grant of PRSUs or RSUs to our CEO in 2025, who elected to forego a grant in order balance dilution management with the need to retain and recruit top-tier executives to broaden our profile and support the Arista 2.0 strategy.

•	Equity Awards Promoting Our Stockholders’ Interests-Long-term equity incentives constitute a significant majority of compensation paid to Named Executive Officers in 2025. Long-term equity incentives align the interests of executives with those of our stockholders. For fiscal 2025, we continued to provide long-term equity compensation to our Named Executive Officers other than our CEO.

•	Equity Awards Subject to Achievement-Performance-based equity was continued as an important portion of our executive compensation program for our Named Executive Officers, with performance-based equity representing 100% of our CEO’s equity compensation.

Effect of Most Recent Stockholder Advisory Vote on Executive Compensation

Our board of directors and Compensation Committee considers the results of the annual stockholder advisory vote on the compensation of our Named Executive Officers and stockholder feedback on our executive compensation program as part of its annual executive compensation review. At our 2025 annual meeting of stockholders, approximately 62% of the votes cast approved the compensation program for our Named Executive Officers as described in our 2025 proxy statement. Based on this level of stockholder support, we reached out to and had robust discussions with our stockholders to better understand their perspectives. You can find more details about our stockholder outreach and the steps that we have taken to address stockholder concerns about our executive compensation program and policies in the section of this proxy statement entitled, “Board of Directors & Corporate Governance — Stockholder Outreach.” Our Compensation Committee continues to evaluate the executive compensation program and policies to determine the most appropriate ways of effecting our executive compensation philosophy and objectives. Our Compensation Committee currently intends to continue to consider the results of the annual advisory vote on executive compensation and stockholder feedback as data points in making executive compensation decisions.

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Executive Compensation Philosophy and Objectives

We operate in a highly competitive business environment, which is characterized by frequent technological advances. To successfully grow our business in this dynamic environment, we must continually develop and refine our products and services to stay ahead of our competitors. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals. We compete with other companies in our industry and other technology companies in the Silicon Valley to attract and retain a skilled management team. To attract and retain qualified executive candidates, our Compensation Committee recognizes that it needs to develop competitive compensation packages. At the same time, our Compensation Committee is sensitive to the need to integrate new Named Executive Officers into our executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. To meet this challenge, we have embraced a compensation philosophy of offering our Named Executive Officers a competitive total compensation program, which we view as the sum of base salary, cash performance-based incentives, equity compensation and employee benefits, each of which recognizes and rewards individual performance and contributions to our success, allowing us to attract, retain, and motivate talented executives with the skills and abilities needed to drive our desired business results.

The specific objectives of our executive compensation program are to:

•	reward the successful achievement of our financial growth objectives;

•	drive the development of a successful and profitable business;

•	attract, motivate, reward, and retain highly qualified executives who are important to our success;

•	recognize strong performers by offering cash performance-based incentive compensation and equity awards that have the potential to reward individual achievement as well as contributions to our overall success;

•	reward long-term performance objectives and manage dilution by implementing a unique structure that grants equity awards that do not begin vesting until many years in the future and provide upside potential to our executives; and

•	create value for our stockholders.

COMPENSATION PROGRAM DESIGN

Our executive compensation program for fiscal 2025 reflected our stage of development as a growing publicly traded company. Accordingly, the compensation of our Named Executive Officers consisted of base salary, a short-term cash incentive compensation opportunity, long-term equity compensation in the form of performance-based restricted stock units (“PRSUs”) for our CEO and both PRSUs and time-based restricted stock units (“RSUs”) for our other Named Executive Officers, and certain employee health and welfare benefits.

We offer cash compensation in the form of base salaries and cash incentive compensation opportunities with an annual payment component. Typically, we have structured our annual cash incentive compensation opportunities to focus on the achievement of specific short-term financial and operational objectives that will further our longer-term growth objectives with the plan subject to a minimum level of performance and a cap to ensure the plan is affordable based on company performance.

Additionally, equity awards for shares of our common stock serve as a key component of our executive compensation program. For 2025, we granted (i) PRSUs (which become eligible to vest only if the threshold performance is achieved) to all of our Named Executive Officers (other than our CEO, who did not receive a new PRSU grant in 2025) and (ii) RSUs (which provide value certainty to recipients and limit dilution to our stockholders) to our Named Executive Officers other than our CEO. In the future, we may introduce other forms of equity awards, as we deem appropriate, into our executive compensation program to offer our Named Executive Officers additional types of long-term incentive compensation that further the objective of aligning the recipient’s interests with those of our stockholders.

Finally, we offer executives standard health and welfare benefits that are generally available to our other employees, including medical, dental, vision, flexible spending accounts, life insurance and 401(k) plans.

We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation or between cash and non-cash compensation, although we use competitive market data to understand the competitive market framework for pay mix. Within this overall framework, our Compensation Committee reviews each component of executive compensation separately and also takes into consideration the value of each Named Executive Officer’s compensation package as a whole and its relative value in comparison to our other Named Executive Officers.

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Our Compensation Committee evaluates our compensation philosophy and executive compensation program as circumstances require, and reviews executive compensation annually. As part of this review, we expect that our Compensation Committee will apply our philosophy and the objectives outlined above, together with consideration for the levels of compensation that we would be willing to pay to ensure that our executive compensation remains competitive and that we meet our retention objectives, as well as the cost to us if we were required to find a replacement for a key executive officer.

COMPENSATION-SETTING PROCESS

Role of our Compensation Committee

Compensation decisions for our executives are made by our Compensation Committee. Currently, our Compensation Committee is responsible for reviewing, evaluating and approving the compensation arrangements, plans, policies, and practices for our Named Executive Officers and overseeing and administering our cash-based and equity-based compensation plans.

Each fiscal year, our Compensation Committee, after consulting with our management team and its compensation consultant, establishes our corporate performance objectives and makes decisions with respect to any base salary adjustment, and approves the corporate performance objectives and target annual cash incentive compensation opportunities and equity awards for our executive officers, including our Named Executive Officers, for the upcoming fiscal year. With respect to (i) our cash incentive compensation plan and (ii) the performance-based equity grant to our Named Executive Officers in 2025, our Compensation Committee determines the applicable goals for each corporate performance objective used for the applicable year.

Our Compensation Committee reviews our executive compensation program from time to time, including any incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements.

Role of Management

In carrying out its responsibilities, our Compensation Committee works with members of our management team, including our CEO and our Group Vice President, Worldwide Human Resources & Operations. Typically, our management team (together with our compensation consultant) assists our Compensation Committee in the execution of its responsibilities by providing information on corporate and individual performance, market data, and management’s perspective and recommendations on compensation matters.

Typically, except with respect to her own compensation, our CEO will make recommendations to our Compensation Committee regarding compensation matters, including the compensation of our executive officers. Our CEO also participates in meetings of our Compensation Committee, except with respect to discussions involving her own compensation in which case she leaves the meeting.

While our Compensation Committee solicits the recommendations and proposals of our CEO with respect to compensation-related matters, these recommendations and proposals are only one factor in our Compensation Committee’s decision-making process.

Role of Compensation Consultant

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors from time to time, as it sees fit, in connection with carrying out its duties.

In fiscal 2025, our Compensation Committee continued to engage Aon, a national compensation consulting firm, to assist us in executing our executive compensation strategy and guiding principles, assessing current executive total compensation levels against competitive market practices, developing a compensation peer group and advising on potential executive compensation decisions for fiscal 2025. Our Compensation Committee provided Aon with instructions regarding the goals of our executive compensation program and the parameters of the competitive review of executive officer compensation packages that it was to conduct. In particular, the Compensation Committee instructed Aon to analyze whether the compensation packages of our executive officers were consistent with our compensation philosophy and competitive relative to market-based peer practices and general market trends. The Compensation Committee further instructed Aon to evaluate the following components to assist the

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Compensation Committee in establishing fiscal 2025 compensation: base salary; target and actual annual incentive compensation; target and actual total cash compensation (base salary and annual incentive compensation); long-term incentive compensation (equity awards); target and actual total direct compensation (base salary, annual incentive compensation and long-term incentive compensation); and the retention value of the outstanding awards to examine talent risk.

Aon does not provide any services to us other than the services provided to our Compensation Committee. Our Compensation Committee has assessed the independence of Aon taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the NYSE listing standards, and has concluded that no conflict of interest exists with respect to the work that Aon performs for our Compensation Committee.

Use of Competitive Data

To assess the competitiveness of our executive compensation program and to assist in setting compensation levels, Aon provided market data for the compensation peer group approved by our Compensation Committee. Aon also provides information on general market trends, governance best practices, share plan dilution trends and other matters that support the Compensation Committee in fulfilling its fiduciary responsibilities. The Compensation Committee considered compensation holistically and does not refer to a set formula or percentile when it designs compensation packages. Competitive market data is just one input that the Compensation Committee considered to supplement their extensive business experience and inform their business judgment in the design of compensation policies that achieve the goal of attracting, motivating and retaining a top tier workforce.

Competitive Positioning

In fiscal 2025, our Compensation Committee continued to compare and analyze our executive compensation program with that of a formal compensation peer group of companies.

In fiscal 2025, our Compensation Committee reviewed our executive compensation peer group, highlighting potential outliers in the existing group and adjusting for changes in our market capitalization. In considering an updated peer group, our Compensation Committee considered the following criteria: (i) companies in the computer networking, communication products/services and software sectors with a focus on growing technology companies; (ii) companies with revenues between $3 billion to $15 billion (approximately 0.5x to 2.5x of our then-current trailing 12-month revenue); (iii) companies with market capitalization generally between $30 billion and $200 billion (approximately 0.3x to 2x of our then-current market capitalization); and (iv) companies with positive revenue growth, with a preference for companies at or above 10% revenue growth. As a result, the following group was our executive compensation peer group for fiscal 2025 compensatory decisions for fiscal year 2025:

Executive Compensation Peer Group for Fiscal 2025

Akamai Technologies	CrowdStrike	Intuitive Surgical	Synopsys

Autodesk	Digital Realty	NetApp	Workday

Cadence Design Systems	Equinix	Palo Alto Networks	Zscaler

Ciena	Fortinet	ServiceNow

With respect to fiscal 2026 executive compensation decisions our Compensation Committee reconsidered the peer group, highlighting potential outliers in the existing group and adjusting for changes in our market capitalization. In considering an updated peer group, our Compensation Committee considered the following criteria: (i) companies in the computer networking, communication products/ services and software sectors with a focus on growing technology companies; (ii) companies with revenues between $3.5 billion to $18.5 billion (approximately 0.5x to 2.5x of our then-current trailing 12-month revenue); (iii) companies with market capitalization generally between $35 and $235 billion (approximately 0.3x to 2x of our then-current market capitalization); and (iv) companies with positive

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revenue growth, with a preference for companies at or above 10% revenue growth. As a result, the following group was our executive compensation peer group for fiscal 2026 compensatory decisions for fiscal 2026:

Executive Compensation Peer Group for Fiscal 2026

Akamai Technologies	Ciena	Fortinet	ServiceNow

Advanced Micro Devices*	CrowdStrike	Intuitive Surgical	Synopsys

Autodesk	Digital Realty	NetApp	Workday

Cadence Design Systems	Equinix	Palo Alto Networks	Zscaler

*	Company added to peer group for fiscal 2026 based on market cap at the time of approval.

As a result of changes in our compensation peer group, we are positioned at the 63rd percentile in terms of revenue and the 74th percentile in terms of market capitalization (on a 30-day average basis) at the time the peer group was approved.

Aon provides our Compensation Committee with market data from our compensation peer group regarding each element of our executive compensation program. However, our Compensation Committee does not rely on a specific benchmark or percentile in our compensation peer group for any particular element of compensation preferring to understand the range of pay between the 25th and 75th percentiles as a basis for looking at total compensation. The Compensation Committee continues to place more emphasize on long-term incentives over cash compensation to focus on the long-term success of the company and to align our executives with stockholders interest, which we believe also supports the stated goal of retention over time.

Executive Compensation Program Components

For fiscal 2025, the portion of our Named Executive Officers’ (excluding Mr. Taxay, who departed in fiscal 2025) actual total direct compensation (which consists of the base salaries, bonus and annual cash incentive plan compensation paid to our Named Executive Officers with respect to fiscal 2025 and the grant-date fair values of the equity awards granted to our Named Executive Officers in fiscal 2025, with each such value calculated in the same manner as set forth in our Fiscal 2025 Summary Compensation Table below) represented by each material component of our executive compensation program was as follows:

Base Salary (1.6%)
Annual Cash Incentive Compensation (1.3%)
Equity Compensation (97.1%)
Base Salary
Annual Cash Incentive Compensation
Equity Compensation

The following describes each component of our executive compensation program, the rationale for each, and how the compensation amounts and awards were determined for fiscal 2025.

Base Salary. Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate our Named Executive Officers for services rendered during the fiscal year and to ensure that we remain competitive in attracting and retaining executive talent.

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Our Compensation Committee reviews the base salaries of each Named Executive Officer annually and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion), and market conditions. We typically establish the initial base salary of a Named Executive Officer through arm’s-length negotiation at the time, after taking into consideration his or her position, qualifications, experience, salary expectations, and the base salaries of our other executives.

For fiscal 2025, our Compensation Committee determined to implement a minor increase of less than 5% to the base salary of Ms. Breithaupt, but determined not to make any changes to the base salaries of our other Named Executive Officers (which were generally around or below the 25th percentile in our compensation peer group) as it thought the base salary levels continued to be appropriate and to continue to focus on long-term incentives in the total compensation policy.

Our Named Executive Officers’ base salaries for fiscal 2025 were as follows:

Named Executive Officer	Base Salary through 2025

Jayshree Ullal	$300,000

Chantelle Breithaupt	$330,000

Kenneth Duda	$300,000

Todd Nightingale	$350,000

Marc Taxay(1)	$315,000

(1)	Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025.

Annual Cash Incentive Compensation; 2025 Bonus Plan

We use cash incentive compensation under our omnibus Employee Incentive Plan to motivate our executive officers, including our Named Executive Officers, to achieve our annual financial and key operational objectives, while making progress towards our longer-term strategic goals. Each fiscal year, our Compensation Committee sets the terms and conditions of the Employee Incentive Plan for that fiscal year, which identifies the plan participants and establishes the target cash incentive opportunity for each participant, the performance measures to be used to determine whether to make payouts related to the fiscal year and the associated target levels for each measure, and the potential payouts based on actual performance for the fiscal year. Typically, cash incentive payouts have been determined after the end of the applicable performance period based on our performance against one or more financial and operational performance objectives for the performance period as set forth in our annual operating plan. The goals are typically reviewed and established in the first quarter each year, with performance evaluated after the close of the fiscal year as part of the standard Compensation Committee process.

In February 2025, our Compensation Committee set the terms and conditions of the Employee Incentive Plan for fiscal 2025 (the “2025 Bonus Plan”). The 2025 Bonus Plan included financial performance metrics for revenue and non-GAAP operating income for the year.

Metrics	Weight	Target

Revenue	50%	$8.25 billion

Non-GAAP Operating Income	50%	$3.8385 billion

These two financial metrics determined the funding percentage of the overall bonus program. No payout would be made under the plan if achievement of the revenue metric was below 85% of the revenue metric target of $8.25 billion. Overachievement of revenue and/or non-GAAP operating income for the year as compared to the targets would result in funding above 100% of the bonus pool available for distribution, subject to the implementation of negative discretion in the event that gross margin does not exceed our internal target, quality was not acceptable, we did not grow our non-cloud business or did not achieve new customer growth in line with our internal goals.

Once the funding percentage of the 2025 Bonus Plan was determined as outlined above, our Compensation Committee would evaluate performance for each of our Named Executive Officers. In determining the payout for each

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Named Executive Officer, our Compensation Committee considers multiple factors including: (A) contribution of the individual to the achievement of the quantitative financial measures set forth above regarding the funding of the overall bonus pool; (B) achievement against additional objectives related to the future growth of our business, including ability to diversify and deliver in new markets; (C) consistent execution on product quality, innovation and support; and (D) overall individual performance. The 2025 Bonus Plan provided for a single annual payout to each participant following the end of fiscal 2025 after our Compensation Committee evaluated corporate and individual performance as outlined above.

For purposes of our 2025 Bonus Plan, we define revenue in accordance with GAAP, and non-GAAP operating income as GAAP operating income, less stock-based compensation expenses and the amortization of intangible assets. A reconciliation of the non-GAAP financial metrics to the related GAAP financial measure is set forth in Appendix A.

Our Compensation Committee approved the following preliminary targets for the 2025 annual cash incentive compensation of our Named Executive Officers (which provided each of our Named Executive Officers with target total cash compensation around or below the 25th percentile in our compensation peer group). Consistent with fiscal 2024, for our CEO, this target was 100% of base salary, while the target for our other Named Executive Officers was 60% of base salary. These targets are not strict targets and merely inform the aggregate of bonuses that will be accrued for financial accounting purposes. Once a total incentive pool is accrued for all participants in the 2025 Bonus Plan, our Compensation Committee looks at the performance for the year across the key metrics discussed above and factors in individual performance and market comparable compensation in our peer group in determining an actual cash incentive paid to each Named Executive Officer for their contribution in the performance year.

For fiscal 2025, we achieved revenue of approximately $9 billion (an increase of 28.6% from 2024, and above our plan target by approximately 9%). In addition, we achieved non-GAAP operating income of approximately $4.3 billion (an increase of 48.2% from 2024, and above our plan target by approximately 13%). Our Compensation Committee considered our overall achievement against these key metrics and determined it was appropriate to establish the 2025 Bonus Plan funding percentage at a level of 100%, the accrual of which is included in the above financial results.

Following the funding of the 2025 Bonus Plan based on the financial metrics outlined above, our Compensation Committee looked at performance with respect to the other key metrics including gross margin, operating margin, growth in non-cloud revenue, diversification and delivery into new markets, product quality, innovation and support, and individual performance for the purposes of potential downward adjustments. Our Compensation Committee considered that we made significant progress against our business diversification goals during the year with strong growth in our enterprise and provider businesses. We also demonstrated continued excellence in product quality, innovation and support as demonstrated by healthy new product qualification and order activity with our cloud titan customers in the second half of 2025.

Given our overall financial performance for the year and the significant progress made against our non-financial objectives for the year combined with our Compensation Committee’s determination of individual performance for each of our Named Executive Officers and including consideration of our total cash compensation being around or below the 25th percentile of compensation of our peer group, the total payouts to our Named Executive Officers under the 2025 Bonus Plan were made as set forth below.

Named Executive Officer	Actual Incentive Compensation

Jayshree Ullal	$300,000

Chantelle Breithaupt	$250,000

Kenneth Duda	$300,000

Todd Nightingale	$ 75,000

Marc Taxay(1)	$ —

(1)	Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025.

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Equity Compensation

We use equity awards to incentivize and reward our executives (including our Named Executive Officers) for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executives with those of our stockholders. We grant full value awards for shares of our common stock, or awards without a purchase price, such as RSU awards.

New hire, or initial, equity awards for our executives are established through arm’s-length negotiations at the time the individual executive is hired. To successfully recruit new talent, our Compensation Committee considers the size and scope of equity awards forfeited by potential executives upon leaving their current employer, as well as the general market for talent for specific roles, in order to ensure that awards are not excessive but are still attractive to induce leaders to join Arista. In making these awards, we also consider, among other things, the prospective role and responsibility of the individual executive, competitive factors, the expectations concerning the size of the equity award, the cash compensation to be received by the executive, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

In addition, we grant equity awards to our executives when our Compensation Committee determines that such awards are necessary or appropriate to recognize corporate and individual performance, in recognition of a promotion, or to achieve our retention objectives. To date, we have not applied a rigid formula in determining the size of these equity awards. Instead, our Compensation Committee has determined the size of such equity awards for an individual executive after taking into consideration market data compiled from our compensation peer group, a compensation analysis performed by Aon, the equity award recommendations of our CEO, the scope of an executive’s performance, contributions, responsibilities, and experience, and the amount of equity compensation held by the executive, including the current economic value of his or her outstanding unvested equity awards and the ability of this equity to satisfy our retention objectives, market conditions, and internal equity considerations. In making its award decisions, our Compensation Committee has exercised its best business judgment to set the size of each award at a level it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. Equity awards to our named executive officers typically have multi-year vesting periods of four or more years. Importantly, a key design feature of our equity compensation program is the grant of equity awards with a delayed vesting start date (longer service periods requirement), which implements a grant philosophy by which grants are made with a delayed and sometimes extended vesting period. When approving grants, our Compensation Committee reviews the projected annual vesting of our executive’s aggregate awards with its compensation consultant. This approach is designed to deliver the maximum retention value in a manner that limits stockholder dilution by leveraging long-term appreciation opportunities to executives with respect to long-term equity awards delivered in advance.

For fiscal 2025, our Compensation Committee continued to provide equity compensation to our CEO in PRSUs only, and a mix of PRSUs and RSUs to our Named Executive Officers other than our CEO.

1.

For our CEO, our Compensation Committee did not grant any new PRSU awards in 2025. Our CEO has two outstanding PRSU awards (the “Outstanding CEO PRSUs”). One such award is subject to performance against revenue and operating income goals that has three performance periods in each of fiscal year 2024, 2025 and 2026 (the portion eligible to be earned in 2025, the “2025 AOP PRSUs”), and the other such award is subject to performance against 3-year compound annual growth rate goals for the period of fiscal 2024 through fiscal 2026 (“2024 CAGR PRSUs”). All of the equity delivered to our CEO is performance-contingent with the 2024 CAGR PRSUs, which are 50% of the Outstanding CEO PRSUs, based on 3-year performance.

2.

In February 2025, our Compensation Committee granted PRSU awards to our then-serving Named Executive Officers intended to cover fiscal 2025, 2026, and 2027. One-third of the PRSUs would be eligible to be earned each fiscal year, with the performance conditions for each fiscal year determined as soon as practicable during the applicable fiscal year. Our Compensation Committee also granted each of our then-serving Named Executive Officers RSUs that vest in equal quarterly installments over a period of approximately 4 years from the date of grant, with the first vesting day occurring February 2026. The mix between PRSUs and RSUs was approximately 50% PRSUs and 50% RSUs. 100% of the PRSUs granted to our Named Executive Officers other than our CEO that were eligible to be earned with respect to fiscal year 2025 were 2025 AOP PRSUs.

3.

In addition to the PRSUs and RSUs described above, in May 2025 our Compensation Committee approved an additional award of RSUs with a target value of $2 million and PRSUs with a target value of $2 million for Ms. Breithaupt (together, the “Role Expansion Award”). The RSU portion of the Role Expansion Award vests in equal quarterly installments over a period of approximately 4 years from the first vesting day, with the first vesting day

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occurring February 2028 and vesting thru February 2032. One-quarter of the PRSU portion of the Role Expansion Award would be eligible to be earned based on attainment of certain 2028, 2029, 2030 and 2031 performance conditions. These vesting and performance conditions represent a service period requirement of nearly 7 years.

In approving the Role Expansion Award, our Compensation Committee determined that an additional award was appropriate with the expansion of Ms. Breithaupt’s role to take on significant new responsibility following the restructuring of our legal operations, cybersecurity, and information technology functions. Ms. Breithaupt’s contributions to overseeing, streamlining and managing our operations has been integral to our growth and continued financial success. Retention was a key consideration of our Compensation Committee in approving this grant as Ms. Breithaupt is a key leader driving our financial strength across functional domains as our business continues to grow. It is also important to consider that we currently see the Role Expansion Award as a one-time event aligned with the timing of her broader role at the company, and do not have any current plans to make additional grants to Ms. Breithaupt outside of our executive equity grant practices in connection with Ms. Breithaupt’s role as CFO.

4.

Mr. Nightingale was hired into a new role as President and Chief Operating Officer, a role that is intended to complement Mr. Duda’s role as President and Chief Technology Officer. We consider this split of responsibilities foundational for the next step in our growth. Following an arm’s-length negotiation at the time he was hired, in July 2025, our Compensation Committee granted him RSUs with a target value of $30 million (the “Nightingale RSUs”) and PRSU awards to Mr. Nightingale intended to cover fiscal 2025 and 2026 with a target value of $2 million (the “Nightingale July PRSUs,” together with the Nightingale RSUs, the “Nightingale Awards”) to ensure that Mr. Nightingale’s performance period was aligned with the broader leadership team. One-third of the Nightingale July PRSUs would be eligible to be earned based on performance in each of three 6-month performance periods, representing a near term incentive measured against several key business priorities that supported our market leading customer adoption and Arista 2.0 strategy.

In determining the size and structure of the Nightingale RSUs and Nightingale July PRSUs, our Compensation Committee considered Mr. Nightingale’s strong background in the networking industry, the Company’s executive leadership structure and depth of executive talent, and the compensation required to attract Mr. Nightingale from his prior role, with the need to buy-out the unvested equity due to shares being forfeited at his prior employer. Mr. Nightingale’s hiring is key to our forward looking growth, our ability to continue to scale our operations and drive to lead in our market. The Compensation Committee determined that the approved awards were necessary to incentivize and motivate Mr. Nightingale in alignment with Arista’s priorities given his prior track record as a public company executive and having had experience as a CEO.

The Compensation Committee carefully evaluated the size and structure of the Nightingale Awards to maintain strong pay-for-performance alignment. In structuring the Nightingale Awards, the Compensation Committee considered the comparable base salary, incentive cash, time-based equity and performance equity that Mr. Nightingale was eligible to receive at his prior employer and what he would be eligible to receive for a comparable leadership role with another employer, in light of the fact that Arista’s base salary typically accounts for a smaller portion of our executive officers’ compensation than at our peer or other technology companies. In addition, as an employee of the Company, Mr. Nightingale is eligible to participate in our short-term, performance-based annual bonus program. Moreover, our Compensation Committee determined that the Nightingale PRSUs establish robust performance goals for Mr. Nightingale, which will serve as a basis for the Compensation Committee to assess his contribution to our results in its regular annual review cycle.

5.

Following a rigorous analysis of our equity compensation program, in October 2025 our Compensation Committee granted additional awards of PRSUs to Ms. Breithaupt and Mr. Duda intended to cover fiscal 2029, 2030, and 2031, and to Mr. Nightingale intended to cover fiscal 2030, 2031, and 2032. One-third of the PRSUs would be eligible to be earned each fiscal year, with the performance conditions for each fiscal year determined as soon as practicable during the applicable fiscal year. The decision to make these grants with delayed vesting, in this case delayed over four to five years depending on the Named Executive Officer, aligns with our grant philosophy discussed above designed to deliver the maximum retention value in a manner that limits stockholder dilution by leveraging long-term appreciation opportunities to executives with respect to long-term equity awards delivered in advance. We believe that this approach balances long-term value creation and stockholder alignment with the need to grant awards for retention purposes.

2026 PROXY STATEMENT	61

Our Compensation Committee determined that the mix of performance goals of existing equity awards for our CEO and the proportion of performance- and service-based awards of new awards for our other Named Executive Officer provided appropriate incentives to retain and motivate our Named Executive Officers and help to achieve success in our business, and that this mix would best incentivize our Named Executive Officers to drive stockholder value creation, while also satisfying the need to deliver value certainty to our Named Executive Officers other than our CEO.

Our historical commitment to aligning pay for performance is demonstrated by our recent say-on-pay votes, in which approximately 94% of the votes cast in 2023 and 93% of the votes cast in 2024 approved our compensation program in the respective year. In 2025, 62% of the votes cast for say-on-pay approved our compensation program, and our Compensation Committee considered the results of last year’s annual say-on-pay stockholder advisory vote and stockholder feedback on our executive compensation program as part of its annual executive compensation review, including its decision to grant the Role Expansion Award and the Nightingale Awards. We remain committed to the principles of aligning pay for performance, and believe that the Role Expansion Award and the Nightingale Awards will strengthen that alignment and help us achieve our goals. We manage our equity plan responsibly, as indicated by our current one-year burn rate and three-year average burn rate being less than one percent. Our three-year average burn rate is well below both ISS’s 2.15% benchmark and the 2% threshold commonly used by institutional investors to assess equity plan management for our sector.

In determining the size of awards to our Named Executive Officers, our Compensation Committee considered market compensation data from our peer group, the unvested equity held by each of these Named Executive Officers and the Named Executive Officer’s expected future contributions to the Company and towards growing stockholder value.

2025 Performance-Based Awards Grant and Achievement

In February and October 2025 (and with respect to Mr. Nightingale, in July and October 2025), we granted performance-based awards of PRSUs to our Named Executive Officers to incentivize our Named Executive Officers and drive stockholder value creation. Both sets of grants were made following a rigorous analysis with respect to each recipient’s vesting schedule, with the October 2025 grants only becoming eligible to vest based on performance in fiscal years 2029-2031 for Ms. Breithaupt and Mr. Duda, and in fiscal years 2030-2032 for Mr. Nightingale. The October grants do not become eligible to vest until 2029, or 2030 for Mr. Nightingale, and were designed in accordance with our delayed vesting philosophy to deliver the maximum retention value in a manner that limits stockholder dilution by leveraging long-term appreciation opportunities to executives with respect to long-term equity awards delivered in advance. As a result of our philosophy, a higher percentage of our long-term equity incentives do not vest until after a significant period of service, which can be illustrated as follows:

Performance Fiscal Year*
	2025		2026	2027	2028	2029	2030	2031	2032

PRSUs granted in FY 2023:

PRSUs granted in FY 2024:
†

PRSUs granted in February FY 2025:	†

PRSUs granted in May FY 2025:

PRSUs granted in July FY 2025:		‡

PRSUs granted in October FY 2025:						†
‡

*

Except for Mr. Nightingale’s July 2025 PRSUs, if earned, vesting does not occur until February 20 of the fiscal year following the performance fiscal year, subject to continued employment through the vesting date. If earned, the vesting for the tranches of Mr. Nightingale’s July 2025 PRSUs occurs in February 20, 2026, August 20, 2026 and February 20, 2027, subject to continued employment through the vesting date.

PRSU grant vesting for Ms. Breithaupt.

†	PRSU grant vesting for Mr. Duda.

‡	PRSU grant vesting for Mr. Nightingale.

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The table below describes the PRSUs granted to our Named Executive Officers. The intended value was converted into a target number of PRSUs by reference to our trading price during the 90-day period preceding the date of grant in accordance with our standard practices.

Named Executive Officer	Target Number of PRSUs (February 2025)		Target Number of PRSUs (May 2025)		Target Number of PRSUs (July 2025)		Target Number of PRSUs (October 2025)		Aggregate Intended Value

Jayshree Ullal	—		—		—		—		—

Chantelle Breithaupt	21,600	(1)	31,080	(3)	—		46,380	(5)	$8,000,000

Kenneth Duda	21,600	(1)	—		—		81,160	(5)	$9,000,000

Todd Nightingale	—		—		31,080	(4)	70,730	(6)	$8,100,000

Marc Taxay	14,580	(2)	—		—		—		$1,350,000

1.

1/3 of the shares are earned based on attainment of certain 2025, 2026, and 2027 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned will vest on February 20th of the year following the associated performance year. The performance conditions for each of fiscal 2026 and 2027 will be determined as soon as practicable during the applicable fiscal year.

2.	Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025. These PRSUs were forfeited prior to the establishment of vesting criteria.

3.

1/4 of the shares are earned based on attainment of certain 2028, 2029, 2030 and 2031 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned will vest on February 20th of the year following the associated performance year. The performance conditions for each fiscal year will be determined as soon as practicable during the applicable fiscal year.

4.

1/3 the shares are earned based on attainment of certain performance conditions over three 6-month periods during 2025 and 2026. The number of shares in the table reflects the shares available at target (100%). Shares earned over the first 6-month period and the last 6-month period will vest on February 20th of the year following the associated performance. Shares earned for the performance conditions for the first half of 2026 will vest on August 20, 2026. The performance conditions for the second half of fiscal 2026 will be determined as soon as practicable during the applicable fiscal year.

5.

1/3 of the shares are earned based on attainment of certain 2029, 2030, and 2031 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned will vest on February 20th of the year following the associated performance year. The performance conditions for each fiscal 2029-2031 will be determined as soon as practicable during the applicable fiscal year.

6.

1/3 of the shares are earned based on attainment of certain 2030, 2031, and 2032 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned will vest on February 20th of the year following the associated performance year. The performance conditions for each fiscal 2030-2032 will be determined as soon as practicable during the applicable fiscal year.

2026 PROXY STATEMENT	63

2025 AOP PRSUs

The metrics, targets, and actual performance and resulting payout for our Named Executive Officers’ (all Named Executive Officers other than Mr. Nightingale) 2025 AOP PRSUs (including, if applicable, 2025 AOP PRSUs granted in 2023 and 2024 to our Named Executive Officers) are shown in the following table:

Performance Period: January 1, 2025 – December 31, 2025

Metrics	Weight	Performance Range			Payout	Results

Revenue	50%	Minimum:	$	<8.2 billion	0%
		Target:		$8.2 billion	100%	$9.0 billion
		Maximum:		$8.5 billion	200%
Non-GAAP Operating Income	50%	Minimum:	$	<3.8 million	0%
		Target:		$3.8 billion	100%	$4.3 billion
		Maximum:		$3.95 billion	200%

The number of 2025 AOP PRSUs determined based on actual achievement as described above became eligible to vest upon determination of achievement. The number of 2025 AOP PRSUs that were earned for performance between performance range levels would be determined by linear interpolation, rounded up to the nearest whole share. 100% of the 2025 AOP PRSUs that became eligible to vest vested on the first quarterly vesting date after the date the level of achievement of the performance goals was determined.

For fiscal 2025, our revenue was $9 billion, above the maximum goal. Our non-GAAP operating income was $4.3 billion, above the maximum goal. As a result of this achievement, 2025 AOP PRSUs became eligible to vest as set forth in the table below. As noted above, certain of our other Named Executive Officers remain eligible to earn portions of the PRSUs granted in 2024 and 2025 (based on performance in subsequent fiscal years).

	Number of PRSUs Eligible to Vest(1)
Named Executive Officer	Revenue PRSUs	Non-GAAP Operating Income PRSUs

Jayshree Ullal	20,614	20,614

Chantelle Breithaupt	15,130	15,130

Kenneth Duda	39,108	39,108

Marc Taxay(2)	—	—

(1)	Includes PRSU Awards granted in 2023, 2024 and 2025 and earned and eligible to vest pursuant to performance in fiscal 2025 (as applicable).

(2)	Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025, and was not eligible to vest any PRSUs tied to 2025 performance targets.

Nightingale July PRSUs

As noted elsewhere, Mr. Nightingale was awarded the Nightingale July PRSUs, one-third of which were eligible to be earned based on performance in the second half of fiscal 2025. Mr. Nightingale’s performance targets were determined in order to prioritize key business metrics that supported our market leading customer adoption and Arista 2.0 strategy. The vesting design of the Nightingale July PRSUs demand Mr. Nightingale’s immediate

64

contributions in ways that demonstrate a clear linkage between pay and performance. In particular, no portion of the first tranche would have vested unless key bookings and product milestones were satisfied. Furthermore, no portion of the first tranche would vest unless Mr. Nightingale continued his employment with us through February 20, 2026.

Based on our actual achievement in the second half of fiscal 2025, the Nightingale July PRSUs became eligible to vest as set forth in the table below. As noted above, Mr. Nightingale remains eligible to earn portions of the Nightingale July PRSUs granted in July 2025 (based on performance in 2026).

Named Executive Officer	Number of PRSUs Eligible to Vest

Todd Nightingale	10,360

2025 Time-Based Award Grants

In February 2025, we granted RSUs to our Named Executive Officers other than our CEO and Mr. Nightingale. In May 2025, we also granted the Role Expansion Award to Ms. Breithaupt and, in July 2025, the Nightingale RSUs. To promote retention, the awards vest in equal quarterly installments over a period of approximately 4 years from the date of grant, with the first vesting day occurring February 2026, except as described below.

The numbers of shares of our common stock covered by each RSU award granted to our Named Executive Officers in 2025 were as set forth in the chart below. The intended value was converted into RSUs by reference to our trading price during the 90-day period preceding the date of grant in accordance with our standard practices.

Named Executive Officer	RSU Grants		Aggregate Intended Value

Chantelle Breithaupt	52,680	(1)	$4,000,000

Kenneth Duda	21,600		$2,000,000

Todd Nightingale	466,060	(2)	$30,000,000

Marc Taxay(3)	14,580		$1,350,000

(1)

31,080 of the RSUs were granted in May 2025 as Ms. Breithaupt’s Role Expansion Award. The Role Expansion Award vests in equal quarterly installments over a period of approximately 4 years from the first vesting day, with the first vesting day occurring February 2028, thus requiring almost 7 years of service before it fully vests.

(2)

Granted in July 2025 in connection with Mr. Nightingale’s appointment as our President and Chief Operating Officer. The award vests in equal quarterly installments over a period of approximately 4 years from the date of grant, with the first vesting day occurring August 2026.

(3)	Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025. These RSUs were forfeited.

Nightingale RSUs

Overall, the Nightingale RSUs were designed to deliver total earnings that were relatively consistent with those available to him in the market, which he forewent by joining us, and which we believe was necessary to recruit Mr. Nightingale. We believe that the size and structure of his grant should be considered with the following context in mind:

•

Delayed Vesting. Consistent with our general approach to equity compensation, Mr. Nightingale’s time-based vesting would only be eligible to be earned after he demonstrated sustained performance and the leadership qualities we demanded for a full year, and such time-based equity would be spread out over four total years. We believe that this compares favorably to his on-hire grant at Fastly, Inc., which began vesting quarterly immediately.

•	Replacement of External Compensation Opportunities:

–

Reductions in Cash Compensation. By joining us, Mr. Nightingale accepted significant salary and cash bonus decreases. For example, his salary as reported in the 2025 proxy statement of Fastly, Inc., was $600,000, while his starting salary with us was reduced to $350,000.

2026 PROXY STATEMENT	65

–

Size of Time-Based Award. The Nightingale RSUs were designed to deliver approximately $7.5 million in equity compensation annually. In light of the reductions to his cash compensation, his importance to our Arista 2.0 strategy, and unique experience and leadership qualities, we believe this amount compares favorably to the $6 million in annual equity compensation in his on-hire grant at Fastly, Inc.

–

Mix of Time- and Performance-Based Equity. While Mr. Nightingale’s initial grants were weighted to time-based equity, it is not possible to analyze the mix of time- and performance-based equity that he will be eligible to earn without considering Arista’s unique approach to stacking performance-based equity. The time- and performance-based equity mix began shifting more toward performance as soon as October 2025 and we expect that trend will continue, consistent with our overall unique approach to equity compensation.

–	100% Performance-Based Equity for First Year. 100% of Mr. Nightingale’s equity compensation that is eligible to vest within his first year of employment with us is performance-based equity.

–

Limited Acceleration. Pursuant to Mr. Nightingale’s severance agreement, the Nightingale RSUs will only accelerate as to twelve (12) months of vesting in the event that his employment is involuntarily terminated by us, other than in connection with our change in control.

•

Comparison to Pay of Peer Group. As discussed elsewhere, we envision Mr. Nightingale playing a key role in our Arista 2.0 strategy. Mr. Nightingale was hired into a new role as President and Chief Operating Officer, which is intended to complement Mr. Duda’s role as President and Chief Technology Officer. We consider this split of responsibilities foundational for the next step in our growth. We believe that the intended annual vesting value of Mr. Nightingale’s equity awards demonstrates a judicious use of equity compensation that is both comparable to our peers and aligned with our compensation philosophy of emphasizing equity compensation versus cash compensation in a manner that incentivizes the creation of significant value for our stockholders. Furthermore, we believe that Mr. Nightingale’s total annual compensation, particularly considering his experience as a public company chief executive officer and his ability to fill external chief executive officer opportunities, is in line with our peer group for a similar role.

WELFARE AND OTHER EMPLOYEE BENEFITS

We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. In 2025, we made matching contributions for the contributions made to the 401(k) plan by our employees, including certain of our Named Executive Officers. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”), so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, we provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees. These benefits include standard health, vacation and other benefits offered to our employees.

PERQUISITES AND OTHER PERSONAL BENEFITS

We generally do not provide perquisites to our Named Executive Officers or other personal benefits beyond what is provided to employees on a broad basis.

Named Executive Officer Employment Arrangements

JAYSHREE ULLAL OFFER LETTER

We have entered into an offer letter with Jayshree Ullal, our Chief Executive Officer, pursuant to which Ms. Ullal is an at-will employee. Ms. Ullal’s current annual base salary is $300,000 per year, and her target annual bonus is targeted at $300,000. Ms. Ullal is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

CHANTELLE BREITHAUPT OFFER LETTER & SEVERANCE AGREEMENT

We have entered into an offer letter with Chantelle Breithaupt, our Senior Vice President, Chief Financial Officer, pursuant to which Ms. Breithaupt is an at-will employee. Ms. Breithaupt’s current annual base salary is $330,000, and her target annual bonus is targeted at $198,000. Ms. Breithaupt is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

66

In addition, we entered into a severance agreement with Ms. Breithaupt. The severance agreement provides that if Ms. Breithaupt’s employment is involuntarily terminated other than for “cause” (as generally defined below) or if Ms. Breithaupt resigns for “good reason” (as generally defined below) then, subject to her execution of a release of claims, Ms. Breithaupt will receive continuing payments of her base salary for 12 months and accelerated vesting of time-based equity awards that would have vested had Ms. Breithaupt remained employment with us for 12 months following her termination of employment date. If the qualified termination of employment occurred during the period beginning on, and for 12 months following a change in control, then the equity acceleration benefit would be 50% of the then-unvested equity awards, if greater than the acceleration benefit described in the previous sentence.

For purposes of the severance agreement with Ms. Breithaupt, “cause” means generally:

•	an act of dishonesty made by her in connection with her responsibilities as an employee;

•	her conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

•	her gross misconduct;

•	her unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom she owes a duty of non-disclosure as a result of her relationship with us;

•	her willful breach of any obligations under any written agreement or covenant with us; or

•	her continued failure to perform her duties after a demand from us setting the basis of our belief and failure to cure within 10 business days after receiving such notice.

For purposes of the severance agreement with Ms. Breithaupt, “good reason” means generally a resignation within 30 days following the expiration of any cure period following the occurrence of one or more of the following, without her consent:

•	a material diminution of her authority, duties or responsibilities (which includes a reduction in authority, duties or responsibilities in connection with our being acquired and made part of a larger entity);

•	a material reduction of her base salary (which excludes a reduction in her base salary of 15% or less in any one year) other than a reduction applied to management generally; or

•	a material change in the geographic location of her primary work facility or location (which excludes a relocation of less than 50 miles from her then-present location)

In order to receive the benefits described above, Ms. Breithaupt is required to provide written notice within 90 days of the initial existence of good reason and provide a cure period of 30 days following the date of such notice.

KENNETH DUDA OFFER LETTER

We have entered into an offer letter with Kenneth Duda, our President and Chief Technology Officer, pursuant to which Mr. Duda is an at-will employee. Mr. Duda’s current annual base salary is $300,000 per year, and his annual bonus is targeted at $180,000. Mr. Duda is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

TODD NIGHTINGALE OFFER LETTER & SEVERANCE AGREEMENT

We have entered into an offer letter with Todd Nightingale, our President and Chief Operating Officer, pursuant to which Mr. Nightingale is an at-will employee. Mr. Nightingale’s current annual base salary is $350,000 per year. Mr. Nightingale is also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

In addition, we entered into a severance agreement with Mr. Nightingale. The severance agreement provides that if Mr. Nightingale’s employment is involuntarily terminated other than for “cause” or if Mr. Nightingale resigns for “good reason” (as generally defined below) then, subject to his execution of a release of claims, Mr. Nightingale will receive continuing payments of his base salary for 12 months and accelerated vesting of time-based equity awards that would have vested had Mr. Nightingale remained employed with us for 12 months following his termination of employment date. If the qualified termination of employment occurred during the period beginning on, and for 12 months following a change in control, then the equity acceleration benefit would be 50% of the then-unvested equity awards, if greater than the acceleration benefit described in the previous sentence.

2026 PROXY STATEMENT	67

For purposes of the severance agreement with Mr. Nightingale, “cause” and “good reason” have the same general meanings as set forth in Ms. Breithaupt’s severance agreement.

MARC TAXAY OFFER LETTER, SEVERANCE AGREEMENT AND CONSULTING AGREEMENT

Marc Taxay resigned from his position as our Senior Vice President, General Counsel effective May 7, 2025. We had entered into an offer letter with Mr. Taxay, pursuant to which Mr. Taxay was an at-will employee. Mr. Taxay’s annual base salary was $315,000 per year and he was eligible for an annual bonus targeted at $189,000. Mr. Taxay was also eligible to participate in all of our standard health, vacation and other benefits offered to our employees.

In addition, we had entered into a severance agreement with Mr. Taxay. The severance agreement provided that if Mr. Taxay’s employment was involuntarily terminated other than for “cause” or if Mr. Taxay resigned for “good reason” (as generally defined below) then, subject to his execution of a release of claims, Mr. Taxay would receive continuing payments of his base salary for 12 months and accelerated vesting of time-based equity awards that would have vested had Mr. Taxay remained employed with us for 12 months following his termination of employment date. If the qualified termination of employment occurred during the period beginning on, and for 12 months following a change in control, then the equity acceleration benefit would be 50% of the then-unvested equity awards, if greater than the acceleration benefit described in the previous sentence.

For purposes of the severance agreement with Mr. Taxay, “cause” and “good reason” have the same general meanings as set forth in Ms. Breithaupt’s severance agreement.

Upon Mr. Taxay’s resignation, we entered into a Consulting Agreement with Mr. Taxay, pursuant to which Mr. Taxay is an independent contractor. The Consulting Agreement provides that Mr. Taxay’s previously awarded and then-outstanding equity awards continued vesting through May 20, 2025.

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Fiscal 2025 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Jayshree Ullal Chief Executive Officer	2025	300,000	—	2,262,785	300,000	9,360	(2)	2,872,145
	2024	300,000	—	6,856,502	250,000	1,542,901		8,949,403
	2023	300,000	—	15,051,588	200,000	10,399		15,561,987

Chantelle Breithaupt Chief Financial Officer	2025	325,322	—	6,658,625	250,000	10,123	(2)	7,244,070
	2024	302,885	50,000	11,665,423	240,000	9,433		12,267,741

Kenneth Duda President, Chief Technology Officer	2025	300,000	1,000	6,601,668	300,000	9,360	(2)	7,212,028
	2024	300,000	—	34,433,411	240,000	274,780		35,248,191
	2023	300,000	—	3,900,407	205,000	10,399		4,415,806

Todd Nightingale President, Chief Operating Officer	2025	183,160	—	52,026,188	75,000	4,975	(2)	52,289,323

Marc Taxay Former Senior Vice President, General Counsel	2025	116,401	—	1,558,165	—	158	(2)	1,674,724	(3)
	2024	315,000	—	4,780,026	220,000	378		5,315,404
	2023	315,000	—	2,926,896	200,000	378		3,442,274

(1)

The amounts reported include the aggregate grant-date fair value of restricted stock units or stock options awarded to the Named Executive Officer, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”). The assumptions used in calculating the grant-date fair value of these awards are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on February 17, 2026. For performance-based restricted stock units, the amount reported represents the grant-date fair value based upon the probable outcome of the performance conditions for such awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amount disclosed for fiscal 2025 includes a portion of performance-based restricted stock units granted in an earlier fiscal year to the extent the Named Executive Officer received an award in that fiscal year and respect to which the performance conditions were set in 2025. Performance conditions have not been established with respect to portions of such awards, and as a result those portions of the performance-based restricted stock units do not have a grant-date fair value and are not included above. If maximum performance were deemed achieved for the performance-based restricted stock unit awards for which the performance conditions were established during 2025, the grant-date fair value of such awards would be $4,525,571 for Ms. Ullal, $3,322,382 for Ms. Breithaupt, and $8,586,552 for Mr. Duda. There is no maximum performance achievement for Mr. Nightingale’s performance-based restricted stock units. Based on actual achievement for fiscal 2025, for Named Executive Officers other than Mr. Nightingale, 200% of the performance-based restricted stock units awards granted in 2023 that were eligible to be earned in fiscal 2025 became eligible to vest, 200% of the performance-based restricted stock units awards granted in 2024 that were eligible to be earned in fiscal 2025 became eligible to vest, and 200% of the performance-based restricted stock units awards granted in 2025 that were eligible to be earned in fiscal 2025 became eligible to vest. Based on actual achievement for fiscal 2025, 100% of the performance-based restricted stock unit awards granted in 2025 to Mr. Nightingale that were eligible to be earned in fiscal 2025 became eligible to vest.

(2)

The amounts reported for fiscal 2025 include, in the case of all Named Executive Officers other than Mr. Taxay, matching contributions from the Company for the contributions made to the 401(k) plan by the Named Executive Officer and, in the case of all Named Executive Officers, a life insurance premium paid on the Named Executive Officer’s behalf.

(3)

The amounts reported include salary earned by Mr. Taxay for his services as our Senior Vice President, General Counsel. Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025.

2026 PROXY STATEMENT	69

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our Named Executive Officers as of December 31, 2025.

			Option Awards				Stock Awards
Name	Date of Board or Committee Action to Grant the Award		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Jayshree Ullal	4/13/2018	(3)	5,328	—	15.2625	4/12/2028	—	—
	2/8/2019	(4)	6,672	—	14.1463	2/7/2029	—	—

	2/11/2022	(5)	—	—	—	—	20,592	2,698,170

	2/11/2022	(6)	—	—	—	—	77,640	10,173,169

	2/10/2023	(7)	—	—	—	—	138,320	18,124,070

	2/10/2023	(8)	—	—	—	—	57,240	7,500,157

	2/9/2024	(9)	—	—	—	—	41,228	5,402,105

	2/9/2024	(10)	—	—	—	—	61,840	8,102,895

Chantelle Breithaupt	1/12/2024	(11)	—	—	—	—	98,260	12,875,008
	2/9/2024	(12)	—	—	—	—	23,792	3,117,466

	2/14/2025	(13)	—	—	—	—	21,600	2,830,248

	2/14/2025	(14)	—	—	—	—	21,600	2,830,248

	5/9/2025	(15)	—	—	—	—	31,080	4,072,412

	5/9/2025	(16)	—	—	—	—	31,080	4,072,412

	10/10/2025	(17)	—	—	—	—	46,380	6,077,171

70

			Option Awards				Stock Awards
Name	Date of Board or Committee Action to Grant the Award		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Kenneth Duda	2/12/2016	(18)	30,000	—	3.5150	2/11/2026	—	—
	4/13/2018	(19)	128,000	—	15.2625	4/12/2028	—	—

	11/9/2018	(20)	48,000	—	15.2769	11/8/2028	—	—

	2/8/2019	(21)	160,000	—	14.1463	2/7/2029	—	—

	2/11/2022	(22)	—	—	—	—	15,528	2,034,634

	2/10/2023	(23)	—	—	—	—	33,180	4,347,575

	2/10/2023	(24)	—	—	—	—	22,120	2,898,384

	2/9/2024	(25)	—	—	—	—	22,020	2,885,281

	2/9/2024	(26)	—	—	—	—	376,504	49,333,319

	2/9/2024	(9)	—	—	—	—	19,576	2,565,043

	2/14/2025	(13)	—	—	—	—	21,600	2,830,248

	2/14/2025	(14)	—	—	—	—	21,600	2,830,248

	10/10/2025	(17)	—	—	—	—	81,160	10,634,395

Todd Nightingale	7/11/2025	(27)	—	—	—	—	466,060	61,067,842
	7/11/2025	(28)	—	—	—	—	31,080	4,072,412

	10/10/2025	(29)	—	—	—	—	70,730	9,267,752

Marc Taxay(31)	2/12/2021	(30)	—	—	—	—	10,432	1,366,905
	2/11/2022	(22)	—	—	—	—	17,476	2,289,880

	2/10/2023	(23)	—	—	—	—	31,124	4,078,178

	2/10/2023	(24)	—	—	—	—	16,600	2,175,098

	2/9/2024	(25)	—	—	—	—	18,760	2,458,123

	2/9/2024	(9)	—	—	—	—	14,296	1,873,205

	2/14/2025	(13)	—	—	—	—	14,580	1,910,417

(1)

Represents awards of restricted stock units that remained unvested as of December 31, 2025. All vesting is subject to the named executive officer’s continued role as a service provider to us through the applicable vesting date.

(2)	This column represents the market value of the shares of our common stock underlying the awards of restricted stock units as of December 31, 2025, based on the closing price of our common.

(3)	1/48th of the shares subject to the option vested on June 1, 2020 and 1/48th of the shares subject to the option shall vest monthly thereafter.

2026 PROXY STATEMENT	71

(4)	1/48th of the shares subject to the option vested on December 1, 2020 and 1/48th of the shares subject to the option shall continue to vest each month thereafter.

(5)

This performance stock award was granted in February 2022 and is earned based on attainment of certain performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. The award vested 25% on February 20, 2023 and continue to vest at a rate of 6.25% quarterly thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(6)

This performance stock award was granted in February 2022 and is earned based on attainment of certain 2023-2024 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. The award vested 50% on February 20, 2025 and 50% on February 20, 2026.

(7)

The award vested 25% on February 20, 2024 and continued to vest at a rate of 6.25% quarterly thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(8)

This performance stock award was granted in February 2023 and is earned based on attainment of certain 2023-2024 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. The award vested 50% on February 20, 2025 and 50% on February 20, 2026.

(9)

This performance stock award was granted in February 2024 and 1/3 of the shares are earned based on attainment of certain 2024, 2025 and 2026 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned vest on February 20th of the year following the associated performance year.

(10)

This performance stock award was granted in February 2024 and is earned based on attainment of certain 2024-2026 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. The award will vest 100% on February 20, 2027.

(11)

Twenty five percent (25%) of the restricted stock units awarded vested on February 20, 2025, and continue to vest at a rate of six and one-quarter percent (6.25%) each quarter on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20 or November 20 of each year.

(12)

This performance stock award was granted in February 2024 and 1/4 of the shares are earned based on attainment of certain 2024, 2025, 2026, and 2027 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned vest on February 20th of the year following the associated performance year.

(13)

Six and one-quarter percent (6.25%) of the restricted stock units awarded vested on February 20, 2026 and continue to vest at the same rate on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(14)

This performance stock award was granted in February 2025 and 1/3 of the shares are earned based on attainment of certain 2025, 2026, and 2027 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned vest on February 20th of the year following the associated performance year.

(15)

Six and one-quarter percent (6.25%) of the restricted stock units awarded will vest on February 20, 2028 and continue to vest at the same rate on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(16)

This performance stock award was granted in May 2025 and 1/4 of the shares are earned based on attainment of certain 2028, 2029, 2030 and 2031 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned vest on February 20th of the year following the associated performance year.

(17)

This performance stock award was granted in October 2025 and 1/3 of the shares are earned based on attainment of certain 2029, 2030, and 2031 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned vest on February 20th of the year following the associated performance year.

(18)	1/60th of the shares subject to the option vested and became exercisable on April 1, 2017 and 1/60th of the shares subject to the option continue to vest each month thereafter.

(19)	1/48th of the shares subject to the option vested and became exercisable on June 1, 2020 and 1/48th of the shares subject to the option vest each month thereafter.

72

(20)	1/48th of the shares subject to the option vested and became exercisable on December 1, 2020 and 1/48th of the shares subject to the option continue to vest each month thereafter.

(21)	1/48th of the shares subject to the option vested and became exercisable on December 1, 2020 and 1/48th of the shares subject to the option continue to vest each month thereafter.
(22)

Six and one-quarter percent (6.25%) of the restricted stock units awarded vested on February 20, 2023 and continue to vest at the same rate on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, or November 20 of each year.

(23)

Six and one-quarter percent (6.25%) of the restricted stock units awarded vested on February 20, 2024 and continue to vest at the same rate on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(24)

This performance stock award was granted in February 2023 and 1/3 of the shares are earned based on attainment of certain 2023, 2024 and 2025 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned vest on February 20th of the year following the associated performance year.

(25)

Six and one-quarter percent (6.25%) of the restricted stock units awarded vested on February 20, 2025 and continue to vest at the same rate on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(26)

Five percent (5%) of the restricted stock units awarded vested on November 20, 2025 and continue to vest at the same rate on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(27)

Twenty five percent (25%) of the restricted stock units awarded will vest on August 20, 2026 and continue to vest at a rate of six and one-quarter percent (6.25%) each quarter on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20 or November 20 of each year.

(28)

This performance stock award was granted in July 2025 and are earned based on attainment of certain 2025 and 2026 performance conditions. The number of shares in the table reflects the shares available at target (100%). Shares earned vested on February 20, 2026 for the 2025 goals. Shares earned for first half of 2026 will vest on August 20, 2026. Shares earned for second half of 2026 will vest on February 20, 2027.

(29)

This performance stock award was granted in October 2025 and 1/3 of the shares are earned based on attainment of certain 2030, 2031, and 2032 performance conditions. The number of shares in the table reflects the shares available at target (100%). Maximum payout is 200%. Shares earned vest on February 20th of the year following the associated performance year.

(30)

Six and one-quarter percent (6.25%) of the restricted stock units awarded vested on February 20, 2022 and continue to vest at the same rate on each quarterly vest date thereafter. A quarterly vest date is the first market trading day on or after February 20, May 20, August 20, and November 20 of each year.

(31)

Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025. All outstanding equity awards previously awarded to Mr. Taxay during his employment with us continued to vest through May 20, 2025, at which pointed such awards no longer continued to vest.

2026 PROXY STATEMENT	73

Fiscal 2025 Grants of Plan-Based Awards

The following table presents information regarding the amount of plan-based awards granted to our Named Executive Officers during our fiscal year ended December 31, 2025. No option awards were granted to our Named Executive Officers during our fiscal year ended December 31, 2025.

Named Executive Officer	Grant Date(1)	Date of Board or Committee Action to Grant the Award(2)	Estimated Payouts Under Non-Equity Plan Awards (Target)($)(3)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)(4)	Grant Date Fair Value of Awards ($)(5)
				Threshold	Target	Maximum

Jayshree Ullal	—	—	300,000	—	—	—	—	—

	7/22/2025	2/9/2024	—	10,306	20,612	41,224	—	2,262,785

Chantelle Breithaupt	—	—	250,000	—	—	—	—	—

	7/22/2025	2/9/2024	—	3,966	7,932	15,864	—	870,775

	2/14/2025	2/14/2025	—	—	21,600	—	—	2,308,392

	7/22/2025	2/14/2025	—	3,600	7,200	14,400	—	790,416

	5/9/2025	5/9/2025	—	—	31,080	—	—	2,689,042

Kenneth Duda	—	—	300,000	—	—	—	—	—

	7/22/2025	2/10/2023	—	11,060	22,120	44,240	—	2,428,334

	7/22/2025	2/9/2024	—	4,894	9,788	19,576	—	1,074,527

	2/14/2025	2/14/2025	—	—	21,600	—	—	2,308,392

	7/22/2025	2/14/2025	—	3,600	7,200	14,400	—	790,416

Todd Nightingale	—	—	75,000	—	—	—	—	—

	7/11/2025	7/11/2025	—	—	466,060	—	—	50,600,134

	7/11/2025	7/11/2025	—	—	10,360	—	—	1,426,054

Marc Taxay(6)	2/14/2025	2/14/2025	—	—	14,580	—	—	1,558,165

(1)	Represents the grant date determined under ASC Topic 718, for the portion of the awards that were considered, under ASC Topic 718, to have been granted in fiscal 2025.

(2)	The legal grant date for the awards with Board or Committee Action to grant the award.

(3)

Our 2025 Bonus Plan does not have thresholds or maximums. However, bonuses would not be paid under our 2025 Bonus Plan if achievement of the revenue metric was below 85% of target. The amounts set forth above represent the target annual bonus for each Named Executive Officer. These targets are not strict targets and merely inform the aggregate of bonuses that will be accrued for financial accounting purposes. Once a total incentive pool is accrued for all participants in the 2025 Bonus Plan, our Compensation Committee looks at the performance for the year across the key metrics discussed above in the “Compensation Discussion and Analysis” section and factors in individual performance and market comparable compensation in our peer group in determining a total incentive paid to each Named Executive Officer.

(4)	The RSU and PRSU awards were made under the 2014 Equity Plan.

(5)

Represents the grant date fair value of each equity award granted in fiscal 2025, calculated in accordance with ASC Topic 718. Amounts reported for PRSUs are based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effects of estimated forfeitures. In the case of Mr. Duda, the amount disclosed includes a portion of performance-based restricted stock units granted in 2023 and a portion of performance-based restricted stock units granted in 2024, with respect to each of which performance conditions were set in 2025. Performance conditions have not been established with respect to portions of such awards, and as a result those portions of the performance-based restricted stock units do not have a grant-date fair value and are not included above. If maximum performance were deemed achieved

74

for the performance-based restricted stock unit awards with respect to which performance conditions were established during 2025, the grant-date fair value of such awards would be $4,525,571 for Ms. Ullal, $3,322,382 for Ms. Breithaupt, and $8,586,552 for Mr. Duda.

(6)	Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025.

Fiscal 2025 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options and the vesting of stock awards by our Named Executive Officers during our fiscal year ended December 31, 2025.

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Jayshree Ullal	—	—	463,708	49,710,233

Chantelle Breithaupt	—	—	92,276	9,940,212

Kenneth Duda	610,000	62,192,738	197,988	21,361,836

Todd Nightingale	—	—	—	—

Marc Taxay(3)	—	—	113,904	11,680,307

(1)	Based on the market price of our common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.

(2)	Based on the market price of our common stock on the vesting date or last trading date, multiplied by the number of shares vested.

(3)	Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our Named Executive Officers during fiscal 2025.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our Named Executive Officers during fiscal 2025.

2026 PROXY STATEMENT	75

Potential Payments Upon Termination or Change in Control

The tables below provide an estimate of the value of the compensation and benefits due to each of our Named Executive Officers for our fiscal year ended December 31, 2025, in the events described below, assuming that the termination of employment and change in control was effective on December 31, 2025, under the applicable employment agreements described above. The actual amounts to be paid can only be determined at the time of the termination of employment and are subject to the execution of a separation agreement and release of claims by the Named Executive Officer and such officer’s compliance with that certain confidential information and invention assignment agreement by and between the Named Executive Officer and the Company. Mr. Taxay received no severance in connection with his voluntary resignation from his position as Senior Vice President, General Counsel effective as of May 7, 2025. Consequently, he has been omitted from the tables below.

TERMINATION OF EMPLOYMENT UNRELATED TO A CHANGE IN CONTROL

		Value of Accelerated Equity Awards ($)(1)
Named Executive Officer	Salary Continuation ($)	Restricted Stock Units	Options	Total ($)

Chantelle Breithaupt	330,000	8,412,650	—	8,742,650

Todd Nightingale	350,000	19,083,733	—	19,433,733

(1)

The amounts reported in the table reflect the aggregate market value of the unvested shares of our common stock underlying outstanding restricted stock unit awards and stock options that would become vested on a qualifying termination. For the restricted stock unit awards, the aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock subject to outstanding restricted stock awards or outstanding restricted stock unit awards on December 31, 2025, that would become vested by (ii) $131.03 (the closing market price of our common stock on NYSE on December 31, 2025).

TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL

		Value of Accelerated Equity Awards ($)(1)
Named Executive Officer	Salary Continuation ($)	Restricted Stock Units	Options	Total ($)

Chantelle Breithaupt	330,000	8,412,650	—	8,742,650

Todd Nightingale	350,000	19,083,733	—	19,433,733

(1)

The amounts reported in the table reflect the aggregate market value of the unvested shares of our common stock underlying outstanding restricted stock unit awards and stock options that would become vested on a qualifying termination. For the restricted stock unit awards, the aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock subject to outstanding restricted stock unit awards on December 31, 2025, that would become vested by (ii) $131.03 (the closing market price of our common stock on NYSE on December 31, 2025).

76

Risk Assessment and Compensation Practices
Our management assesses and discusses with our Compensation Committee at least annually our compensation policies and practices for our employees as they relate to our risk management, and based upon this assessment, we believe that, for the following reasons, any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future:

•	Our annual bonus plan considers a multiple of performance factors and allows our Compensation Committee to review performance on a holistic basis minimizing risk related to our short-term variable compensation;
•	Our equity awards include multi-year vesting schedules requiring a long-term employee commitment; and

•	As described below, we have stock ownership guidelines and clawback policies that help to mitigate risk.

Compensation Policies and Hedging/Pledging Policies
Stock Ownership Guidelines
. In April 2019, our board of directors adopted, and in April 2026 amended, stock o wner
ship guidelines. As amended in April 2026, our stock ownership guidelines are designed to encourage our non-employee
directors, CEO, CFO, and Presidents (“covered executives”) to achieve and maintain a meaningful equity stake in our Company and more closely align their interests with those of our stockholders. The guidelines provide that our non-employee directors and covered executives should accumulate and hold, within five years from the date such non-employee director or covered executive was appointed to such role, an investment level in our common stock of three times the value of the non-employee director’s annual retainer for service on our board of directors (not including any additional fees received for committee service, lead independent director service, or meeting attendance), three times the covered executive’s annual base salary, or six times in the case of our CEO. The following types of holdings are included for our stock ownership guidelines: shares of our common stock, shares of our common stock underlying unvested RSUs subject to time-based vesting alone, and any other shares of our common stock in which our the covered executive holds a beneficial interest. Our non-employee directors and covered executives have met or are on track to meet these guidelines based on their current rate of stock accumulations in the time frame set out in the guidelines.
Clawback Policy
. In July 2023, we adopted a new Clawback Policy in accordance with the SEC and NYSE requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. This policy provides for the non-discretionary
recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with the SEC and NYSE requirements.
Hedging or Pledging Policies
. Our insider trading policy prohibits our directors, officers, employees, consultants, contractors and advisors from engaging in short sales, as well as transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction desi gne
d to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.
These policies were established in part because transactions in derivative securities may reflect a short term and speculative interest in the Company’s securities and may create the appearance of impropriety, even where a transaction does not involve trading
on inside information. Trading in derivatives may also focus attention on short-term performance at the expense of the Company’s long-term objectives. In addition, the application of securities laws to derivatives transactions can be complex, and persons engaging in derivatives transactions run an increased risk of violating securities laws.
In addition, our insider trading policy prohibits our directors, executive officers and certain other employees from pledging the Company’s securities as collateral for any loan, as part of any other pledging transaction, or from holding Company common stock in margin accounts.

2026 PROXY STATEMENT	77

No Timing of Equity Awards In Relation to Disclosure of Material
Non-Public
Information
During 2025, we granted equity awards to certain service providers who were not named executive officers. Equity awards approved by our board of directors or our Compensation Committee typically are granted during their regularly scheduled meetings, but our Compensation Committee has also delegated authority to our CEO to grant equity awards to any employee who (i) has a corporate rank of Senior Vice President or below and (ii) is not a Section 16 officer or an executive direct report of our CEO. We do not take material non-public
information into account in determining the timing and terms of equity awards, and the delegation of authority to our CEO requires that any award she grants will become effective on the tenth business day of the month in which she approves the award (or, if the tenth business day of that month has passed, on the tenth business day of the immediately following month). We have not timed the disclosure of material nonpublic information to affect the value of executive compensation. We did not grant stock options to our named executive officers in 2025, and we have never granted stock appreciation rights to any service providers.
Insider Trading Policy
We have an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to the Company and its personnel, including officers, directors, all other co-workers
of the Company and its subsidiaries, and other covered persons (the “Insider Trading Policy”). We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of th
e Insider Trading Policy is filed as Exhibit 19.0 to the Company’s Annual Report on
Form 10-K
for the year ended December 31, 2024.
Tax and Accounting Considerations
Deductibility of Executive Compensation
. Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and certain other highly compensated executive officers.
Our Compensation Committee may consider the deductibility of compensation when making decisions, but may authorize the payment of compensation that is not deductible when it believes it appropriate.
Taxation of
“
Parachute
”
Payments
. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any of our Named Executive Officers with a
“gross-up”
or other reimbursement payment for any tax liability that the Named Executive Officer might owe as a result of the application of Sections 280G or 4999, and we have not agreed and are not otherwise obligated to provide any Named Executive
Officer
with such a
“gross-up”
or other reimbursement.
Accounting for Share-Based Compensation
. We follow ASC Topic 718 for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables above, even though our Named Executive Officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share- based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

78

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:

For 2025, our last completed fiscal year:

1.	the median of the annual total compensation of all employees of our Company (other than our CEO), was $190,815; and
2.	the annual total compensation of our CEO, as reported in the Fiscal 2025 Summary Compensation Table presented elsewhere in this proxy statement, was $2,872,145.

Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 15:1. This pay ratio is a reasonable estimate based on our reasonable judgement and assumptions and calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above.

Consistent with Item 402(u) of Regulation S-K, our CEO’s annual total compensation for the purposes of the pay ratio is as presented in our Fiscal 2025 Summary Compensation Table.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

1.	We selected October 31, 2025 as the date upon which we would identify the median employee.

2.	To identify the “median employee” from our employee population we used payroll and equity plan records.

(a)

The compensation measure included the following: annual base salary for salaried employees (or hourly rate multiplied by estimated work schedule for hourly employees), actual incentive compensation paid in 2025 as of the determination date, and grant date fair value of equity awards granted in 2025.

(b)	We did not apply any de minimis exclusions to remove certain employees in non-U.S. jurisdictions allowed by Item 402(u).

3.	Amounts paid in foreign currency were converted into United States dollars using 2025 average exchange rates.

4.	The calculation was performed for all employees, excluding Ms. Ullal, whether employed on a full-time, part- time, or seasonal basis.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $190,815.

With respect to the annual total compensation for our CEO, we used the amount reported in the “Total” column of our Fiscal 2025 Summary Compensation Table.

2026 PROXY STATEMENT	79

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain measures of the financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with corporate performance, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis” (“CD&A”).
The following table reports the compensation of our Principal Executive Officer (“PEO”) and the average compensation of the other Named Executive Officers
(“non-PEO
NEOs”) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “Compensation Actually Paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Avg. Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Revenue
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	$2,872,145	$26,188,077	$17,105,036	$25,236,315	$721	$163	$3,511	$9,006

2024	$8,949,403	$62,201,559	$10,891,249	$27,045,747	$608	$141	$2,852	$7,003

2023	$15,561,987	$63,914,394	$4,918,724	$20,487,088	$324	$124	$2,087	$5,860

2022	$10,735,887	$3,171,085	$3,285,597	($785,576)	$167	$109	$1,352	$4,381

2021	$15,993,632	$65,318,255	$4,157,062	$25,133,973	$198	$121	$841	$2,948
Column (b)
Represents the total compensation reported for our CEO, Jayshree Ullal, in the Summary Compensation Table for each listed year. Ms. Ullal served as our CEO (PEO) for each year presented.
Column (c)
Represents the amount of CAP for a particular year, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO during the applicable year.
To calculate CAP, the following amounts were deducted from and added to the “Total” compensation amount for the CEO reflected in each year’s Summary Compensation Table as follows:

2025

Summary Compensation Table Total	$2,872,145
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($2,262,785)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,401,581
Add Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$18,556,566
Add Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—
Add Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,620,571
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—

Compensation Actually Paid	$26,188,077

80

Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-
performance rules are not relevant to our analysis and no adjustments have been made.
For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) using consistent assumption methodologies used to calculate the grant date fair value of awards, and for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
Column (d)
Represents the average of the total compensation reported for our non-PEO
NEOs in the Summary Compensation Table for each listed year. The non-PEO
NEOs in each year were as follows:
2025: Chantelle Breithaupt; Kenneth Duda; Todd Nightingale; Marc Taxay
2024: Chantelle Breithaupt; Ita Brennan; Kenneth Duda; John McCool; Anshul Sadana; Marc Taxay
2023: Ita Brennan; Kenneth Duda; Anshul Sadana; Marc Taxay
2022: Ita Brennan; Kenneth Duda; Anshul Sadana; Marc Taxay
2021: Ita Brennan; Kenneth Duda; Anshul Sadana; Marc Taxay
Column (e)
Represents the average amount of CAP for a particular Covered Year, as computed in accordance with SEC rules, to our non-PEO
NEOs. The dollar amounts do not reflect the actual amounts of compensation paid to our non-PEO
NEOs during the applicable year.
To calculate the average CAP payable to our
non-PEO
NEOs, the following amounts were deducted from and added to the “Total” compensation amount for such non-PEO
NEOs reflected in each year’s Summary Compensation Table as follows:

2025

Summary Compensation Table Total	$17,105,036
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($16,711,162)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$22,070,693
Add Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$3,194,331
Add Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—
Add Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($422,584)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—

Compensation Actually Paid	$25,236,315
The assumptions used for determining the fair values shown in this table are materially consistent with those described in the note regarding Column (c).
Column (f)
Total shareholder return (“TSR”) is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.
Because listed fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

2026 PROXY STATEMENT	81

Column (g)
The peer group utilized in the table above is the NYSE Composite Index, as used in the company’s performance graph in our annual report. For each listed fiscal year, the peer group cumulative TSR was calculated based on a deemed fixed investment of $100 in the index made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.
Column (h)
The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements.
Column (i)
In the Company’s assessment, revenue is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the company in 2025 to link compensation actually paid to performance. The dollar amounts reported are the Company’s gross revenues (in millions) as reflected in the Company’s audited financial statements.
TABULAR LIST OF PERFORMANCE MEASURES
The following table identifies the most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” to our CEO and other NEOs in 2025, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A.

Most Important Performance Measures

Revenue

Non-GAAP Operating Income

Non-GAAP Gross Margin

Compound Annual Growth Rate of Revenue
DESCRIPTION OF RELATIONSHIPS BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE
As discussed further in our CD&A, our compensation structure recognizes and rewards individual performance and contributions to our success, allowing us to attract, retain, and motivate talented executives with the skills and abilities needed to drive our desired business results, while creating long-term value for our stockholders.

82

The graphs below describe, in a manner compliant with the relevant SEC rules, the relationship between Compensation Actually Paid and the specific performance measures shown.
Compensation Actually Paid Versus Cumulative TSR

Arista Networks CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2020
$70
$60
$50
$40
$30
$20
$10
$0
-$10
$800
$700
$600
$500
$400
$300
$200
$100
$0
$198
$167
$324
$608
$721
$121
$109
$124
$141
$163
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M)
Avg NEO CAP ($M)
ANET TSR
NYSE Composite Total Return TSR

Company TSR vs. Peer Group Cumulative TSR

Company TSR vs. Peer Group Cumulative TSR
Value of $100 Investment from 12/31/2020
$800
$700
$600
$500
$400
$300
$200
$100
$0
$198
$167
$324
$608
$721
$121
$109
$124
$141
$162
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
ANET TSR
NYSE Composite Total Return TSR

2026 PROXY STATEMENT	83

Compensation Actually Paid Versus Net Income

Arista Networks CAP vs Net Income
$70
$60
$50
$40
$30
$20
$10
$0
-$10
Compensation Actually Paid ($M)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
Net Income ($M)
$841
$1,352
$2,087
$2,852
$3,511
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M)
Avg NEO CAP ($M)
Net Income ($M)

Compensation Actually Paid
Ver
sus Revenue

Arista Networks CAP vs Revenue ($ in Millions)
Compensation Actually Paid ($M)
Revenue ($ in Millions)
$70
$60
$50
$40
$30
$20
$10
$0
-$10
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$2,948
$4,381
$5,860
$7,003
$9,006
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Ullal, Jayshree
Avg NEO CAP ($M)
Revenue ($ in Millions)

84

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders	28,856,602	(1)	$12.932	(2)	149,141,940	(3)

Equity compensation plans not approved by stockholders	—		—		—

Total	28,856,602		$12.932		149,141,940

(1)	Includes 789,882 shares underlying stock options and 28,066,720 shares of restricted stock units.

(2)	The weighted average exercise price is calculated based solely on outstanding stock options.

(3)

Includes the following plans: The 2014 Plan and Arista Networks, Inc. 2014 Employee Stock Purchase Plan (“ESPP”). Our ESPP provides that on the first day of each fiscal year beginning in 2015 and ending in (and including) 2034, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 40,000,000 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such year, or (iii) such other amount as our board of directors may determine. No shares were added to the ESPP in 2025.

2026 PROXY STATEMENT	85

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
 OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 2, 2026 for:

•	each of our directors and nominees for director;

•	each of our Named Executive Officers;

•	all of our current directors and executive officers as a group; and
•	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 1,259,169,438 shares of our common stock outstanding as of April 2, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 2, 2026 and RSUs that vest within 60 days of April 2, 2026, which are subject to vesting conditions expected to occur to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

86

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arista Networks, Inc., 5453 Great America Parkway, Santa Clara, California 95054. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

5% Stockholders:

The Bechtolsheim Family Trust(1)	183,799,896	14.6%

BlackRock, Inc.(2)	73,684,608	5.9%

Named Executive Officers and Directors:

Jayshree Ullal(3)	29,300,817	2.3%

Chantelle Breithaupt(4)	81,890	*

Kenneth Duda(5)	3,519,006	*

Todd Nightingale(6)	6,128	*

Marc Taxay(7)	—	*

Kelly Battles(8)	10,500	*

Lewis Chew(9)	31,232	*

Charles Giancarlo(10)	217,304	*

Greg Lavender(11)	4,069	*

Daniel Scheinman(12)	158,192	*

Mark B. Templeton(13)	133,072	*

Yvonne Wassenaar(14)	12,150	*

All current executive officers and directors as a group (11 persons)(15)	33,474,360	2.7%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)

Includes 183,228,048 shares held by the Bechtolsheim Family Trust for which trust Mr. Bechtolsheim serves as trustee. Mr. Bechtolsheim may be deemed to exercise sole voting and investment power over such shares held by the trust. Also includes 413,848 shares held directly by Mr. Bechtolsheim and 158,000 shares issuable within 60 days of April 2, 2026 upon the exercise of outstanding exercisable stock options held by Mr. Bechtolsheim.

(2)

Based solely upon a Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. (“BlackRock”) reporting beneficial ownership as of December 31, 2023. BlackRock reported sole voting power with respect to 66,141,496 shares and sole dispositive power with respect to 73,684,608 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

(3)

Includes 18,312,010 shares held by Jayshree Ullal and Vijay Ullal as trustees of the 2000 Ullal Trust dated February 15, 2000. Mr. and Ms. Ullal may be deemed to be the beneficial owner of the shares and to have shared voting and investment control over such shares. Also includes 10,826,414 shares held in trusts for Ms. Ullal’s family members for which trusts Ms. Ullal serves as trustee or co-trustee. Ms. Ullal may be deemed to exercise sole voting and investment control over shares held in each of the trusts. Also includes 122,729 shares held directly by Ms. Ullal and 39,664 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Ms. Ullal.

(4)	Includes 69,624 shares held directly by Ms. Breithaupt and 12,266 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock units held by Ms. Breithaupt.

2026 PROXY STATEMENT	87

(5)

Includes 201,134 shares held by Kenneth Duda and Jennifer Duda as trustees of the Kenneth Duda and Jennifer Duda Family Trust dated September 24, 2004. Also includes 702,147 shares held in grantor retained annuity trusts of which Mr. Duda is trustee, 702,147 shares held in grantor retained annuity trusts of which Mr. Duda’s spouse is trustee, 1,095,168 shares held in trusts for Mr. Duda’s children for which trusts Mr. Duda serves as trustee and 502,400 shares held in a 501(c) foundation for which Mr. Duda and his spouse serve as co-trustees. Mr. and Ms. Duda may be deemed to be the beneficial owners of all of the foregoing shares and to have shared voting and investment control over such shares. Also includes 12,976 shares held directly by Mr. Duda and 303,034 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Duda.

(6)	Includes 6,128 shares held directly by Mr. Nightingale.

(7)

Mr. Taxay resigned from his position as Senior Vice President, General Counsel effective May 7, 2025. The information in this table is based solely upon a Schedule 4 filed with the SEC on March 5, 2025, by us on Mr. Taxay’s behalf.

(8)	Includes 9,529 shares held directly by Ms. Battles and 971 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock units held by Ms. Battles.

(9)	Includes 30,261 shares held directly by Mr. Chew and 971 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock held by Mr. Chew.

(10)

Includes 216,333 shares held by Mr. Giancarlo as trustee of the Giancarlo Family Trust UAD 11/02/98. Mr. Giancarlo may be deemed to be the beneficial owner of the shares and to have voting and investment power over such shares. Also includes 971 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock units held by Mr. Giancarlo.

(11)	Includes 3,262 shares held directly by Dr. Lavender and 807 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock held by Dr. Lavender.

(12)	Includes 157,221 shares held directly by Mr. Scheinman and 971 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock held by Mr. Scheinman.

(13)

Includes 75,200 shares held in a trust of which Mr. Templeton’s spouse serves as trustee, 56,901 shares held directly by Mr. Templeton and 971 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock units held by Mr. Templeton.

(14)	Includes 11,179 shares held directly by Ms. Wassenaar and 971 shares issuable within 60 days of April 2, 2026 upon vesting of restricted stock units held by Ms. Wassenaar.

(15)

Includes 33,112,763 shares held directly, as trustee or as co-trustee, and 361,597 shares issuable within 60 days of April 2, 2026 upon vesting of options and restricted stock units or the early exercise of outstanding options.

88

 RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections entitled “Board of Directors and Corporate Governance — Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

We have granted equity awards to our Named Executive Officers and certain of our directors. See the section entitled “Executive Compensation — Outstanding Equity Awards at 2025 Fiscal Year-End” for a description of these awards. In the ordinary course of business, we enter into offer letters and employment agreements with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Other than as described above under this section entitled “Related Person Transactions,” since January 1, 2025, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Person Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any immediate family member or person sharing the household of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our Audit Committee is to consider the relevant facts and circumstances available to our Audit Committee, including, whether the transaction is on terms no less favorable than the terms that could have been reached with an unrelated third party, and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will be deemed to be pre-approved by our Audit Committee, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a director or beneficial owner of less than 10% of that company’s shares (subject to a one-time initial approval by the Audit Committee), transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

2026 PROXY STATEMENT	89

 OTHER MATTERS

Householding

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs, mailing costs, and fees. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following phone number (408) 547-5500 or address:

Arista Networks, Inc.

Attention: Investor Relations

5453 Great America Parkway

Santa Clara, California 95054

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Stockholder Proposals

Stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 17, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Stockholder proposals should be addressed to:

Arista Networks, Inc.

Attention: Secretary

5453 Great America Parkway

Santa Clara, California 95054

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2027 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on January 31, 2027; and

•	not later than the close of business on March 2, 2027.

90

NOMINATION OF DIRECTOR CANDIDATES

Stockholders may recommend director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section entitled “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under the section entitled “Other Matters — Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 30, 2027. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws described above.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Fiscal Year 2025 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on the Financial Information section of our website at http://investors.arista.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Arista Networks, Inc., Attention: Investor Relations, 5453 Great America Parkway, Santa Clara, California 95054.

Forward-Looking Statements

This proxy statement, along with the accompanying stockholder letter, contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, statements regarding our future financial performance, new products and technology we will bring to the market, our market opportunity, our future growth, our future strategy, our expectations regarding the features of our compensation and stockholder engagement programs and underlying assumptions of any of the foregoing are forward-looking statements.

When used in this proxy statement, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of those terms and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions and are described in our reports and filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, under the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which

2026 PROXY STATEMENT	91

any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

Each forward-looking statement contained in this proxy statement is specifically qualified in its entirety by the aforementioned factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Unless required by law, we do not intend, and undertake no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Santa Clara, California

April 16, 2026

92

 APPENDIX A

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

The following table reconciles our financial results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) to non-GAAP financial results (in millions).

	Twelve Months Ended December 31,
	2025	2024

GAAP gross profit	$5,768.7	$4,491.3

GAAP gross margin	64.1%	64.1%

Stock-based compensation expense	26.9	15.8

Intangible asset amortization	19.8	16.8

Non-GAAP gross profit	$5,815.4	$4,523.9

Non-GAAP gross margin	64.6%	64.6%

GAAP income from operations	$3,856.1	$2,944.6

GAAP operating margin	42.8%	42.0%

Stock-based compensation expense	439.2	355.4

Intangible asset amortization	41.7	26.8

Non-GAAP income from operations	$4,337.0	$3,326.8

Non-GAAP operating margin	48.2%	47.5%

NON-GAAP EXECUTIVE INCENTIVE PLAN (“INCENTIVE PLAN”) PERFORMANCE METRICS IN COMPENSATION DISCUSSION AND ANALYSIS

We use certain non-GAAP financial performance metrics in our Incentive Plan, as described on pages 58 and 64.

2026 PROXY STATEMENT	A-1

ARISTA NETWORKS, INC. 5453 GREAT AMERICA PARKWAY SANTA CLARA, CA 95054 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ANET2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V85342-P46762 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARISTA NETWORKS, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below Election of Directors Nominees: 01) Lewis Chew 02) Greg Lavender 03) Mark B. Templeton The Board of Directors recommends you vote FOR proposals 2 and 3. Approval, on an advisory basis, of the compensation of our named executive officers. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V85343-P46762 ARISTA NETWORKS, INC. Annual Meeting of Stockholders May 29, 2026 11:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jayshree Ullal, Chantelle Breithaupt and Sean Christofferson, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARISTA NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 11:00 AM, Pacific Time on May 29, 2026, via a live webcast at www.virtualshareholdermeeting.com/ANET2026, and any adjournment or postponement thereof. This proxy, when properly signed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side